UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

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Filed by a Party other than the Registrant [   ]

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[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12.

The Great Atlantic & Pacific Tea Company, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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2

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
2 Paragon Drive
Montvale, New Jersey 07645

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD •, 2008

To the stockholders of THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.:

We will hold a Special Meeting of Stockholders (the “Special Meeting”) of The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the “Company” or “A&P”), at The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey, on •, •, 2008, at 9:00 A.M. (E.S.T.), for the following purposes:

1.

to consider and vote on a proposal to approve an amendment to the Company’s charter in the form attached to the accompanying proxy statement as Appendix A and incorporated herein by reference to increase the total number of shares of common stock which the Company has authority to issue from 80,000,000 shares to 160,000,000 shares;

2.	to consider and vote on a proposal to approve the issuance of the Company’s common stock pursuant to a net share settlement of the warrants described in the accompanying proxy statement;

3.

to consider and vote on a proposal to approve the issuance of an additional 1,577,569 shares of the Company’s common stock pursuant to the share lending agreements described in the accompanying proxy statement;

4.	to consider and vote on a proposal to approve the adoption of the Company’s 2008 Long Term Incentive and Share Award Plan;

5.	to consider and vote on a proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies; and

6.	to transact any other business as may properly come before the meeting and any adjournments or postponements thereof.

The board of directors has fixed •, 2008 as the record date for this meeting. Only stockholders of record at the close of business on that date are entitled to receive notice and to vote at the meeting or at any adjournment or postponement thereof.

The affirmative vote of two-thirds of the outstanding shares of the Company’s common stock entitled to vote on the matter is required to approve Proposal 1. The affirmative vote of a majority of the votes cast by holders of the Company’s common stock at the Special Meeting is required to approve each of Proposals 2, 3 and 4, provided that the total votes cast must represent a majority of the outstanding shares of the Company’s common stock entitled to vote on each such proposal. The adoption of Proposal 5 requires the affirmative vote of a majority of shares of the Company’s common stock represented in person or by proxy at the Special Meeting and entitled to vote on the record date, regardless of whether a quorum is present.

Whether or not you plan to attend the meeting, please either complete, sign and return the accompanying proxy card to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or use the Internet or telephone proxy authorization options detailed on the proxy card. If you hold your shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding voting your shares.

By Order of the Board of Directors

Allan Richards Senior Vice President, Human Resources, Labor Relations, Legal Services & Secretary

•, 2008

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on •, 2008. The proxy statement is available at www.aptea.com/investors.asp.

You are cordially invited to attend the meeting. Whether or not you plan to do so, your vote is important. Please promptly submit your proxy by mail, telephone or the Internet.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
2 Paragon Drive
Montvale, New Jersey 07645

PROXY STATEMENT

i

SOLICITATION AND REVOCATION OF PROXIES

This proxy statement is furnished by the board of directors of The Great Atlantic & Pacific Tea Company, Inc. (the “Company” or “A&P”) for use at the Company’s Special Meeting of Stockholders to be held on •, 2008 (the “Special Meeting”). It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company, by telephone or by other means of communication at nominal cost. The Company will bear the cost of such solicitation. It will reimburse banks, brokers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with the New York Stock Exchange (“NYSE”) schedule of charges. Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving notice in writing to the Secretary, at the address above, or by casting a ballot at the meeting in person or by proxy. This proxy statement is first being mailed to stockholders on or about •, 2008.

The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for the meeting and to verify the records relating to the solicitations. MacKenzie Partners, Inc. will receive reasonable and customary compensation for its services (estimated at $25,000) and will be reimbursed for certain reasonable out-of-pocket expenses and other customary costs.

VOTING AT MEETING

Record Date; Required Votes

The Company’s board of directors has fixed the close of business on •, 2008 as the record date for determining the holders of the Company’s common stock entitled to notice of, and to vote at, the Special Meeting. Only holders of record of the Company’s common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting. There are no appraisal or dissenter’s rights with respect to any matter to be voted on at the Special Meeting.

As of the record date, [57,075,869] shares of the Company’s common stock were issued and outstanding and entitled to vote at the Special Meeting and there were approximately [5,702] holders of record of the Company’s common stock. Each share of common stock entitles the holder to one vote on each matter to be considered at the Special Meeting. If you are a record holder of the Company’s common stock, you may vote your shares of the Company’s common stock in person at the Special Meeting or by proxy as described below under “—Voting by Proxy; Revocation of Proxies.”

The presence in person or by proxy at the Special Meeting of the holders of at least a majority of the outstanding shares of the Company’s common stock entitled to vote at the meeting will constitute a quorum for the Special Meeting. Properly signed proxies that are marked “abstain” are known as abstentions. Abstentions will be counted for the purpose of determining whether a quorum exists at the Special Meeting.

Under the Maryland General Corporation Law (the “MGCL”), Proposal 1, to amend the Company’s charter, requires the affirmative vote of two-thirds of the outstanding shares of the Company’s common stock. Therefore, a stockholder’s failure to vote, a broker nonvote or an abstention will have the same effect as a vote “AGAINST” approval of the amendment to the Company’s charter.

Proposal 2, the proposal to approve the issuance of the Company’s common stock pursuant to a net share settlement of the warrants issued in connection with the Financing (as defined below), requires the affirmative vote of a majority of all votes cast by the holders of common stock at a meeting at which a quorum is present, provided that the rules and regulations of the NYSE (the “NYSE Rules”) further require that the total votes cast on the proposal represent at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the proposal. Because approval is based on the affirmative vote of a majority of votes cast, a stockholder’s failure to vote will not affect the outcome of the vote on the proposal, assuming a majority of the outstanding shares are voted on the proposal. Because the NYSE treats abstentions as votes cast with respect to Proposal 2, an abstention will have the same effect as a vote “AGAINST” this proposal.

Proposal 3, the proposal to approve the issuance of an additional 1,577,569 shares of the Company’s common stock pursuant to the share lending agreements, requires the affirmative vote of a majority of all votes cast by the holders of common stock at a meeting at which a quorum is present, provided that the NYSE Rules further require that the total votes cast on the proposal represent at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the proposal. Because approval is based on the affirmative vote of a majority of votes cast, a stockholder’s failure to vote will not affect the outcome of the vote on the proposal, assuming a majority of the outstanding shares are voted on the proposal. Because the NYSE treats abstentions as votes cast with respect to Proposal 3, an abstention will have the same effect as a vote “AGAINST” this proposal.

Proposal 4, the proposal to approve the adoption of the Company’s 2008 Long Term Incentive and Share Award Plan, requires the affirmative vote of a majority of all votes cast by the holders of common stock at a meeting at which a quorum is present, provided that the NYSE Rules further require that the total votes cast on the proposal represent at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the proposal. Because approval is based on the affirmative vote of a majority of votes cast, a stockholder’s failure to vote will not affect the outcome of the vote on the proposal, assuming a majority of the outstanding shares are voted on the proposal. Because the NYSE treats abstentions as votes cast with respect to Proposal 4, an abstention will have the same effect as a vote “AGAINST” this proposal.

Proposal 5, the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies, requires the affirmative vote of a majority of the votes cast by the holders of the Company’s common stock at the Special Meeting.

Acting upon any procedural matters submitted to the stockholders at the Special Meeting will require the affirmative vote of a majority of the votes cast by the holders of the Company’s common stock with respect to such proposal.

The Company does not expect that any matter other than the proposals listed above will be brought before the Special Meeting. If, however, other matters are properly brought before the Special Meeting, or any adjournment of the Special Meeting, the persons named as proxies will vote in accordance with their discretion.

Voting by Proxy; Revocation of Proxies

Each copy of this proxy statement mailed to the Company’s stockholders is accompanied by a form of proxy and a self-addressed postage prepaid envelope.

If you are a registered stockholder (that is, if you hold your common stock in certificate form or are named as the record holder of such common stock on the stock transfer books of the Company), you should either complete and return the proxy card accompanying this proxy statement, or authorize a proxy by telephone, through the Internet or by any other electronic means by following the instructions included with your proxy card, in each case, to ensure that your vote is counted at the Special Meeting, or at any adjournment or postponement thereof, regardless of whether you plan to attend the Special Meeting.

If you hold your shares through a bank, brokerage firm or nominee, you should follow the separate voting instructions, if any, provided by the bank, brokerage firm or nominee with this proxy statement. Your bank, brokerage firm or nominee may permit proxy authorization through the Internet or by telephone. Please contact your bank, brokerage firm or nominee to determine how to vote your proxy.

You can revoke your proxy at any time before the vote is taken at the Special Meeting. If you have not voted through your bank, brokerage firm or nominee, you may revoke your proxy before the proxy is voted by:

•	delivering a written notice of revocation of proxy, which is dated a later date than the initial proxy, to the Company’s Secretary;

•	delivering a duly executed proxy bearing a later date than the initial proxy;

•

authorizing a new proxy by telephone or through the Internet at a later time, but not later than 11:59 P.M. (Eastern Standard Time) on •, 2008 or the day before the meeting date if the Special Meeting is adjourned or postponed; or

•	voting in person at the Special Meeting; however, simply attending the Special Meeting without voting will not revoke an earlier proxy.

To submit a written notice of revocation or other communications about revoking your proxy with respect to your shares of the Company’s common stock, or to request a new proxy card, you should contact:

The Great Atlantic & Pacific Tea Company, Inc.
Two Paragon Drive
Montvale, New Jersey 07645
Telephone: (201) 573-9700
Attention: Secretary

If your shares of common stock are held in street name, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If your bank, brokerage firm or nominee allows you to authorize a proxy by telephone or through the Internet, you may be able to change your vote by submitting a proxy again by telephone or through the Internet.

All shares represented by valid proxies received through this solicitation, and not revoked, will be voted in accordance with your instructions on the proxy card. If you authorize a proxy by telephone or through the Internet, your shares will be voted at the Special Meeting as instructed.

If you sign and return your proxy card for your shares of the Company’s common stock without specifying on the proxy card, as to one or more proposals, how you want your shares of the Company’s common stock voted, your proxy will be voted (1) “FOR” Proposal 1, the proposal to amend the Company’s charter to increase the number of authorized shares of common stock, if you do not specify a vote “FOR” or “AGAINST” that proposal; (2) “FOR” Proposal 2, the proposal to approve the issuance of the Company’s common stock pursuant to a net share settlement of the warrants issued in connection with the Financing, if you do not specify a vote “FOR” or “AGAINST” that proposal; (3) “FOR” Proposal 3, the proposal to approve the issuance of an additional 1,577,569 shares of the Company’s common stock pursuant to the share lending agreements, if you do not specify a vote “FOR” or “AGAINST” that proposal; (4) “FOR” Proposal 4, the proposal to approve the adoption of the Company’s 2008 Long Term Incentive and Share Award Plan, if you do not specify a vote “FOR” or “AGAINST” that proposal; and (5) “FOR” Proposal 5, the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies, if you do not specify a vote “FOR” or “AGAINST” that proposal. We intend, with respect to any procedural matters submitted to the stockholders at the Special Meeting, that the shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.

Effects of Abstentions

Absent specific instructions from the beneficial owner of shares, brokers may not vote shares of the Company’s common stock with respect to the proposal to amend the Company’s charter to increase the number of authorized shares of common stock, the proposal to approve the issuance of the Company’s common stock pursuant to a net share settlement of the warrants issued in connection with the Financing, the proposal to approve the issuance of the Company’s common stock pursuant to the share lending agreements, the adoption of the Company’s 2008 Long Term Incentive and Share Award Plan, the adjournment or postponement of the Special Meeting or any other matters that may properly come before the Special Meeting.

Proposal 1, the proposal to amend the Company’s charter, requires the affirmative vote of two-thirds of the outstanding shares of the Company’s common stock. Therefore, an abstention will have the same effect as a vote “AGAINST” approval of the amendment to the Company’s charter.

Because the NYSE treats abstentions as votes cast with respect to (i) Proposal 2, the proposal to approve the issuance of the Company’s common stock pursuant to a net share settlement of the warrants issued in connection with the Financing, (ii) Proposal 3, the proposal to approve the issuance of an additional 1,577,569 shares of the Company’s common stock pursuant to the share lending agreements and (iii) Proposal 4, the proposal to approve the adoption of the Company’s 2008 Long Term Incentive and Share Award Plan, an abstention will have the same effect as a vote “AGAINST” these proposals.

Because the MGCL does not treat abstentions as votes cast with respect to Proposal 5, the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies, an abstention will have no effect on the outcome of the vote on that proposal.

Adjournments and Postponements

Although it is not expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies or for any other reason. The MGCL provides that if the Special Meeting is convened on the date for which it was called, any adjournment may be made from time to time to a date not more than 120 days after the original record date without further notice. The Company’s bylaws further state that if there is no quorum present at the Special Meeting, the holders of a majority of the outstanding shares of voting stock present in person or represented by proxy at the Special Meeting may adjourn the meeting from time to time, without notice other than an announcement made at the Special Meeting, until the requisite amount of voting stock shall be present. Any signed proxies received by the Company which are otherwise silent on the matter will be voted in favor of an adjournment in these circumstances. Any adjournment of the Special Meeting will allow the Company’s stockholders who have already sent in their revocable proxies to revoke them at any time prior to their use.

ACQUISITION OF PATHMARK AND RELATED TRANSACTIONS

The Acquisition and Related Transactions

On March 4, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the Company’s acquisition (the “Acquisition”) of Pathmark Stores, Inc. (“Pathmark”). Also on March 4, 2007, the Company entered into a financing commitment letter with Banc of America Securities LLC (“BAS”), Lehman Brothers Inc. (“Lehman”), and related entities, who committed to provide financing to fund a portion of the cash consideration payable to the Pathmark stockholders in the Acquisition and to finance working capital needs upon consummation of the Acquisition. The financing commitments provided for a $615.0 million senior secured revolving credit facility (the “ABL Facility”) to finance the working capital of the Company and certain of its subsidiaries (including Pathmark) upon consummation of the merger and (ii) up to $780.0 million of senior secured loans (the “Bridge Facility”) as “bridge” or interim financing, which the Company anticipated refinancing with senior secured notes which could have been be issued by A&P and/or certain of its subsidiaries.

As the Company previously disclosed on November 5, 2007, the Company determined that selling its shares of Metro Inc. and applying the proceeds of the sale, together with borrowings under a reduced Bridge Facility, should provide a lower anticipated total amount of indebtedness upon closing the Acquisition and lower the Company’s anticipated post-Acquisition interest expense. Because the March 4, 2007, financing commitment letter provided that the Company would retain its shares of Metro, Inc., the Company obtained necessary waivers to facilitate this financing structure, subject to the sale of the Metro shares. Also as disclosed, the Company expected that any amounts borrowed under the Bridge Facility to close the Acquisition would be refinanced shortly thereafter with the proceeds of an offering of senior secured notes, a convertible debt offering, or a combination thereof.

On November 8, 2007, stockholders of the Company approved the issuance of the Company’s common stock in connection with the Acquisition. On November 26, 2007, the Company sold all of its 11,726,645 shares of Metro Inc. for gross proceeds of approximately $347 million. At the closing of the Acquisition on December 3, 2007, the Company entered into the ABL Facility and the

Bridge Facility to provide financing for a portion of the cash consideration in the Acquisition and to provide for working capital.

In mid-December 2007, the Company entered into a number of transactions related to the financing of the Acquisition and refinancing of the Bridge Facility (the “Financing”) including:

•	the issuance of $420 million aggregate principal amount of senior notes convertible into the Company’s common stock (the “Notes”);

•	the entry into convertible note hedge and warrant transactions; and

•

the entry into share lending agreements pursuant to which the affiliates of the underwriters of the Notes offering (the “Share Borrowers”) may borrow and sell from time to time shares of the Company’s common stock.

The Company determined to pursue an offering of convertible notes based on its understanding of the credit markets at the time of refinancing the Bridge Facility in mid-December 2007 and based on its belief that it could issue convertible notes, despite any potential dilution of the Company’s common stock that could occur upon conversion, on terms that would be more favorable to the Company than could be obtained through refinancing the Bridge Facility with an issue of senior secured notes, including lower interest rates, the absence of collateral requirements and relatively fewer covenant restrictions on the Company’s ongoing business. At the same time, based on its understanding of the liquidity for the Company’s common stock that convertible note investors would require in order for the Company to consummate a convertible note offering and to do so on favorable terms, the Company entered into share lending agreements with affiliates of BAS and Lehman, the underwriters of the convertible notes, so that an adequate amount of shares would be available to support the hedging typically desired by convertible note investors. In order to limit the potential dilution that could occur upon conversion of the convertible notes, the Company entered into the hedge and warrant transactions with affiliates of BAS and Lehman.

The Company is seeking stockholder approval at this time for Proposal 1, the proposal to amend the Company’s charter to increase the number of authorized shares of common stock, for Proposal 2, the proposal to approve the issuance of the Company’s common stock pursuant to a net share settlement of the warrants issued in connection with the Financing and for Proposal 3, the proposal to approve the issuance of an additional 1,577,569 shares of the Company’s common stock pursuant to the share lending agreements because the company had not finally determined the terms of any permanent refinancing of the Bridge Facility until after the shareholder vote approving the Acquisition and after the closing of the Acquisition.

As of the record date, [57,075,869] shares of the Company’s common stock were issued and outstanding, 6,000,000 shares were reserved for issuance under the Company’s equity compensation plans, 12,309,513 shares were reserved for issuance upon exercise of warrants assumed and the rollover warrants issued in connection with the Acquisition, and 3,144,986 shares were reserved for issuance under the share lending agreements, for a total of [78,530,368] shares of the Company’s common stock issued or reserved for issuance as of the record date out of the 80,000,000 shares authorized for issuance under the Company’s charter.

As described below, the Company has agreed to reserve 11,278,988 shares of its common stock for issuance upon conversion of the Notes and 13,534,786 shares of its common stock in connection with the warrants issued in connection with the Financing. Therefore, as described below, in order to satisfy its obligations under the agreements governing the transactions related to the Financing and to provide the Company with the flexibility to issue shares of its common stock for other appropriate purposes, the Company is requesting that its stockholders approve an amendment to the Company’s charter to increase the number of shares of common stock that the Company is authorized to issue; to approve the issuance of shares of the Company’s common stock pursuant to a net share settlement of the warrants; and to approve the issuance of an additional 1,833,250 shares of the Company’s common stock for borrowing pursuant to the share lending agreements.

The Notes and Conversion into Shares of Common Stock; Dilution

The following is a description of the terms of the Notes that were issued in December 2007. The Notes were issued under an indenture and supplemental indentures, each of which has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Stockholders and investors are encouraged to read the indenture and supplemental indentures because they, and not this summary, govern the Notes.

The Notes consist of $165 million aggregate principal amount of 5.125% Convertible Senior Notes due 2011 (the “2011 notes”) and $255 million aggregate principal amount of 6.75% Convertible Senior Notes due 2012 (the “2012 notes”). The Notes are the Company’s general unsecured obligations and rank equally in right of payment with all of the Company’s other existing and future obligations that are unsecured and unsubordinated. The Notes are effectively subordinated to all of the Company’s existing and future secured debt to the extent of the assets securing such indebtedness and, because the Notes are not guaranteed, are structurally subordinated to the indebtedness and other liabilities of the Company’s subsidiaries, including subsidiary guarantees of the Company’s ABL credit facility. The 2011 notes mature on June 15, 2011 unless earlier converted or repurchased. The 2012 notes mature on December 15, 2012 unless earlier converted, redeemed or repurchased.

Holders of the Notes may convert their (i) 2011 notes based on a conversion rate of 27.4725 shares of the Company’s common stock per $1,000 principal amount of 2011 notes (equal to an initial conversion price of approximately $36.40 per share) and (ii) 2012 notes based on a conversion rate of 26.4550 shares of the Company’s common stock per $1,000 principal amount of 2012 notes (equal to an initial conversion price of approximately $37.80 per share), which the Company’s will settle as described in the next paragraph, in the following circumstances:

•

during any fiscal quarter commencing after the fiscal quarter ending June 14, 2008 (and only during any such fiscal quarter), if the closing price of the Company’s common stock on at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is more than 130% of the conversion price on such last trading day;

•	if the Company has called the 2012 notes for redemption, at any time prior to the close of business one business day prior to the redemption date for such notes;

•

upon the occurrence of certain corporate transactions such as (i) distribution to all or substantially all of the Company’s common stock holders of rights or warrants to purchase common stock at less than the then current market price; (ii) distribution to all or substantially all of the Company’s common stock holders of assets, debt securities or rights to purchase the Company’s common stock which distribution has a per-share value exceeding 10% of the then-current market price of the Company’s common stock; or (iii) certain fundamental change transactions, such as a change of control of the Company;

•

during the five trading day period following any five consecutive trading day period in which the trading price of the notes for each day of such period was less than 98% of the closing price of the Company’s common stock multiplied by the then-applicable conversion rate on each day in the five consecutive trading day period; or

•	at any time on or after March 15, 2011 for the 2011 notes or September 15, 2012 for the 2012 notes until the close of business on the business day preceding the respective stated maturities.

The Notes provide for anti-dilution adjustments of the conversion rates in the event of stock or other dividends or distributions on the Company’s common stock; distribution of rights, warrants or options to all or substantially all holders of the Company’s common stock and payments in connection with any tender offer or exchange offer for the Company’s common stock.

Upon conversion of any Notes, the Company has the right to deliver shares of common stock, cash or a combination of cash and shares of common stock. If certain fundamental change transactions, such as a change of control of the Company, occur, conversion rate for any Notes converted in connection with those fundamental changes will be increased by a number of additional shares of common stock specified in the indenture and supplemental indentures governing the Notes.

If all of the Notes were converted into shares of the Company’s common stock, the Company would issue 11,278,988 shares of its common stock, or approximately 19.8% of the number of shares of the Company’s common stock that were issued and outstanding as of the record date, which would lead to a decrease, or dilution, of the percentage of the Company’s common stock held by stockholders prior to any such conversion. Issuing a significant number of shares of common stock upon conversion could lead to a decrease in the market price of the Company’s common stock, depending on the market’s perception of the relative value of discharging the corresponding debt obligation represented by the Notes being converted. The Company is not able to predict the net effect of any such conversion on the market price of the Company’s common stock. Additionally, the Notes may only be converted under certain circumstances described above and because the conversion prices of the Notes are significantly higher than the current market price of the Company’s common stock, the Company is not able to predict when or if the market price of the Company’s common stock may increase to a level that would result in conversion by the Noteholders. Also, any such conversion would remain subject to the Company’s right to settle the conversion by delivery of shares of common stock, cash or a combination of cash and shares of common stock and, in order to limit the potential dilution that could occur upon conversion of the convertible notes, the Company entered into the hedge and warrant transactions.

AMENDMENT OF THE COMPANY’S CHARTER TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK (PROPOSAL 1)

The Company’s stockholders are being asked to consider and vote on a proposal to approve an amendment to the Company’s charter in the form attached to this proxy statement as Appendix A and incorporated herein by reference to increase the total number of shares of common stock which the Company has authority to issue from 80,000,000 shares to 160,000,000 shares. As described above, as of the record date a total of [78,530,368] shares of the Company’s common stock were issued or reserved for issuance. If Proposals 1, 2, 3 and 4 are all approved, the Company plans to reserve an additional 11,278,988 shares of its common stock for issuance upon conversion of the Notes, 13,534,786 shares of its common stock in connection with the warrants issued in connection with the Financing and [9,700,000] shares of its common stock for issuance under the Company’s 2008 Long Term Incentive and Share Award Plan, after which a total of [113,044,142] shares of the Company’s common stock will have been issued or reserved for issuance.

The proposal to amend the Company’s charter requires the affirmative vote of two-thirds of the outstanding shares of the Company’s common stock. Therefore, a stockholder’s failure to vote, a broker nonvote or an abstention will have the same effect as a vote “AGAINST” approval of the amendment to the Company’s charter.

The Company’s board of directors deems it advisable and in the best interests of the Company to increase the number of authorized shares of common stock in order to meet its current share reservation obligations and to ensure that there is a sufficient number of authorized shares available to provide the Company with flexibility to issue common stock for appropriate purposes in the future, including any possible equity financing transactions.

Additional authorized shares of common stock could be used in connection with an arrangement, such as a stockholder rights plan, that could have the effect of hindering or delaying a third party offer to acquire the Company or its common stock at a premium to market prices. However, the Company has no plans or proposals to adopt provisions or enter into arrangements that may have material anti-takeover consequences. The Company has no plans, proposals, or arrangements at this time, written or otherwise, to issue any of the additional authorized shares of common stock that are the subject of this proposal, other than as disclosed in this proxy statement in connection with a net share settlement under the warrants issued in connection with the financing, pursuant to the share lending agreements and potential future grants under the Company’s 1998 Long Term Incentive Plan and 2008 Long Term Incentive Plan.

The Company has agreed, pursuant to the warrants described below, to seek stockholder approval to increase the number of authorized shares of common stock. If the Company’s stockholders do not approve the proposal to amend the Company’s charter to increase the number of authorized shares at or prior to its second annual meeting of stockholders following December 2007, then the number of shares of common stock subject to the warrants will automatically increase by 10% and the counterparties to the warrants will have the right to terminate the warrants. The number of shares of the Company’s common stock subject to the warrants is 11,278,988, so an increase of 10% would result in 12,406,887 shares being subject to the warrants. If the Company’s stockholders approve such proposal and additional shares of the Company’s common stock are issued, then the market price of the Company’s common stock may be adversely affected.

The Company’s board of directors unanimously recommends that the Company’s stockholders vote “FOR” the proposal to approve the amendment to the Company’s charter.

APPROVAL OF THE COMPANY’S SHARE ISSUANCE PURSUANT TO A NET SHARE
SETTLEMENT OF THE WARRANTS (PROPOSAL 2)

Convertible Note Hedge and Warrant Transactions

As described above, in connection with the Financing, in December 2007, the Company entered into convertible note hedge and warrant transactions designed to reduce the Company’s exposure to potential dilution of its common stock upon any conversion of the Notes. The convertible note hedge transactions allow the Company to purchase from the counterparties thereto shares of the Company’s common stock in connection with a conversion of the Notes, whereas the warrant transactions allow the counterparties thereto to require the Company to sell to them shares of the Company’s common stock.

The warrants, as amended (the “Warrants”), provide that the default settlement method is cash settlement and limit the Company’s ability to select a settlement method other than cash settlement until the Company has (a) (i) obtained stockholder approval to the extent required by the NYSE Rules to allow the issuance of the Company’s common stock pursuant to a net share settlement of the Warrants or (ii) reasonably determined that such stockholder approval is not required pursuant to the NYSE Rules and (b) authorized and reserved a number of shares of common stock equal to the product of 1.2 multiplied by the aggregate number of shares, 11,278,988, of the Company’s common stock issuable upon exercise of the Warrants, the product of which is 13,534,786 shares.

Subject to the adjustments described in the Warrants, the aggregate number of shares of the Company’s common stock issuable upon exercise of the Warrants is 11,278,988. However, any settlement of the Warrants through the issuance of common stock would be required by the terms of the Warrants to be made by net share settlement. Therefore, the actual number of shares of the Company’s common stock issuable pursuant to a net share settlement of the Warrants would equal the product of (i) the number of Warrants exercised and (ii) (A) the excess of the value weighted average price of the Company’s common stock (as determined pursuant to the terms of the Warrants) over the strike price of such Warrants divided by (B) such value weighted average price. The Warrants have strike prices of $46.20 per warrant for the Warrants relating to the 2011 notes and $49.00 per warrant for the Warrants relating to the 2012 notes.

As an example of net share settlement, if 1000 Warrants relating to the 2011 notes are exercised in 2011 when they first become exercisable and the value weighted average price of the Company’s common stock at that time is $[30.00], then the number of shares of the Company’s common stock issuable pursuant to a net share settlement would be equal the product of (i) the number of Warrants exercised (1000) and (ii) (A) the excess of the value weighted average price of the Company’s common stock ($[30.00]) over the strike price of such Warrants ($46.20), in which case the excess is zero because the value weighted average price is less than the strike price, divided by (B) such value weighted average price ($[30.00]). In comparison, if the value weighted average price of the Company’s common stock at that time were ($[50.00]), then the Company would issue [76] shares of common stock upon net share settlement in this example. As illustrated in this example, the Company could issue common stock pursuant to net share settlement of the Warrants, if the value weighted average price of the Company’s common stock at the time is greater than the strike price of the relevant Warrants, which could cause the price of the Company’s common stock to be less than it might otherwise be. As discussed above under “Acquisition of Pathmark and Related Transactions—The Acquisition and Related Transactions,” the Company determined that by offering the Notes, the Company could obtain terms that would be more favorable to the Company, and to limit the potential dilution that could occur upon conversion of the convertible notes, the Company entered into the hedge and warrant transactions.

Stockholder Approval of Share Issuance in Connection with the Warrants

The Company’s stockholders are being asked to consider and vote on a proposal to approve the issuance of the Company’s common stock pursuant to a net share settlement of the Warrants.

Although not required by the MGCL, the Company believes that stockholder approval of the issuance of the Company’s common stock pursuant to a net share settlement of the Warrants is required by the NYSE Rules. Such rules require the affirmative vote of the holders of a majority of shares of the Company’s common stock cast on such proposal, in person or by proxy, provided that the total votes cast on the proposal represent at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the proposal. Because approval is based on the affirmative vote of a majority of votes cast, the failure of a stockholder to vote or a broker nonvote will not affect the outcome of the vote on the proposal, assuming a majority of the outstanding shares vote on the proposal. Because the NYSE treats abstentions as votes cast with respect to this stock issuance proposal, an abstention will have the same effect as a vote “AGAINST” this proposal. Abstentions and broker nonvotes will be counted for the purpose of determining whether a quorum exists at the Special Meeting.

The Company’s board of directors deems it advisable and in the best interests of the Company for the Company’s stockholders to approve the issuance of shares of the Company’s common stock pursuant to a net share settlement of the Warrants to provide the Company with flexibility upon conversion of the Notes and under other circumstances in which the Warrants may be exercised.

The Warrants require the Company to use commercially reasonable efforts to obtain stockholder approval to the extent required by the NYSE Rules at a meeting of the Company’s stockholders to be held not later than August 15, 2008 to allow the Company to issue shares of the Company’s common stock pursuant to a net share settlement of the Warrants. If the Company’s stockholders do not approve the proposal to approve the issuance of shares of the Company’s common stock pursuant to a net share settlement of the Warrants, the Warrants will continue in effect, but the Company will not be able to use the net share settlement method upon exercise of the Warrants and will instead be required to use cash settlement. If the Company’s stockholders approve such proposal and shares of the Company’s common stock are issued pursuant to a net share settlement of the Warrants, then the market price of the Company’s common stock may be adversely affected.

The Company’s board of directors unanimously recommends that stockholders vote “FOR” the proposal to approve the issuance of shares of the Company’s common stock pursuant to a net share settlement of the Warrants.

APPROVAL OF THE ISSUANCE OF AN ADDITIONAL 1,577,569 SHARES OF THE
COMPANY’S COMMON STOCK PURSUANT TO THE SHARE LENDING AGREEMENTS (PROPOSAL 3)

Share Lending Agreements and Common Stock Offering

As described above, in connection with the Financing, in December 2007, the Company entered into share lending agreements, as amended (the “Share Lending Agreements”), pursuant to which the Company agreed to issue and lend up to 11,278,988 shares of common stock, subject to certain adjustments, to the Share Borrowers. Under the Share Lending Agreements, the Share Borrowers have offered and sold and may offer and sell the borrowed shares in registered public offerings and have used and may use the short position resulting from the sale of such shares to facilitate the establishment of hedge positions by investors in the Notes. Borrowed shares may also be used by the Share Borrowers for other purposes, including in connection with hedging the convertible note hedge and warrant transactions described above. The Share Borrowers have received and will receive all of the proceeds from the sale of the borrowed shares. The Company has not received and will not receive any of the proceeds from such sales, but has received and will receive a nominal lending fee from the Share Borrowers. Upon expiration of the loan availability period under the Share Lending Agreements, the Share Borrowers are required to return all shares borrowed thereunder, unless the Company agrees to settle in cash.

The Share Lending Agreements limit the number of shares of common stock that the Share Borrowers may borrow to an aggregate of 9,701,419 shares until such time as (i) the Company obtains stockholder approval to the extent required by the NYSE Rules to allow it to issue up to an aggregate of 11,278,988 shares of common stock pursuant to the Share Lending Agreements or (ii) the Company reasonably determines that such stockholder approval is not required pursuant to the NYSE Rules, or such lesser number that can be issued under the Share Lending Agreements without such stockholder approval.

As discussed above under “Acquisition of Pathmark and Related Transactions—The Acquisition and Related Transactions,” the Company determined that by offering the Notes, which are convertible senior notes, in connection with the Financing, compared to an offering of senior secured notes, the Company could obtain terms that would be more favorable to the Company, despite any potential dilution of the Company’s common stock upon conversion, including lower interest rates, the absence of collateral requirements and relatively fewer covenant restrictions on the Company’s ongoing business. Also, based on the Company’s understanding of the liquidity for the Company’s common stock that convertible note investors would require in order for the Company to consummate a convertible note offering and to do so on favorable terms, the Company determined to enter into share lending agreements with affiliates of the underwriters of the convertible notes so that an adequate amount of shares would be available to support the hedging typically desired by convertible note investors. In order to limit the potential dilution that could occur upon conversion of the convertible notes, the Company entered into the hedge and warrant transactions.

There are potential risks associated with the Share Lending Agreements including the following. The issuance and sales of substantial amounts of common stock or other equity related securities including sales pursuant to the Share Lending Agreements, or the perception that such issuances and sales may occur, could adversely affect the market price of the Company’s common stock. Additionally, the existence of the Share Lending Agreements and short positions established in connection with the sale of the Notes, as well as transactions by which investors in the Notes may hedge their investments in such Notes through short sales or privately negotiated derivative transactions, or other short sales of the Company’s common stock could have the effect of causing the market price of the Company’s common stock to be lower over the term of the Share Lending Agreements than it would have been had the Company not entered into the Share Lending Agreements.

Stockholder Approval of Share Issuance in Connection with the Share Lending Agreements

The Company’s stockholders are being asked to consider and vote on a proposal to approve the issuance of the maximum number of shares of the Company’s common stock that may be borrowed under the Share Lending Agreements.

Up to 9,701,419 shares may be issued under the Share Lending Agreements without stockholder approval. Although not required by the MGCL, the Company believes that stockholder approval of the issuance of an additional 1,577,569 shares of the Company’s common stock pursuant to the Share Lending Agreements is required by the NYSE Rules. Such rules require the affirmative vote of the holders of a majority of shares of the Company’s common stock cast on such proposal, in person or by proxy, provided that the total votes cast on the proposal represent at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the proposal. Because approval is based on the affirmative vote of a majority of votes cast, the failure of a stockholder to vote or a broker nonvote will not affect the outcome of the vote on the proposal, assuming a majority of the outstanding shares vote on the proposal. Because the NYSE treats abstentions as votes cast with respect to this stock issuance proposal, an abstention will have the same effect as a vote “AGAINST” this proposal. Abstentions and broker nonvotes will be counted for the purpose of determining whether a quorum exists at the Special Meeting.

The Company’s board of directors deems it advisable and in the best interests of the Company for the Company’s stockholders to approve the issuance of the maximum number of shares of the Company’s common stock that may be borrowed under the Share Lending Agreements.

The Share Lending Agreements require the Company to use commercially reasonable efforts to obtain stockholder approval to the extent required by the NYSE Rules at a meeting of the Company’s stockholders to be held not later than August 15, 2008 to allow the Company to issue up to an aggregate of 11,278,988 shares of common stock pursuant to the Share Lending Agreements. If the Company’s stockholders do not approve the proposal to approve the issuance of an additional 1,577,569 shares of the Company’s common stock pursuant to the Share Lending Agreements, the Share Lending Agreements will continue in effect, but the number of shares that may be borrowed under the Share Lending Agreements will continue to be limited to an aggregate of 9,701,419 shares until such stockholder approval is obtained or determined to be unnecessary. If the Company’s stockholders approve such proposal and additional shares of the Company’s common stock are issued pursuant to the Share Lending Agreements, then the market price of the Company’s common stock may be adversely affected. In addition, if the Share Borrowers use the short position resulting from the sale of such shares to facilitate the establishment of hedge positions by investors in the Notes, then the market price of the Company’s common stock may be adversely affected.

The Company’s board of directors unanimously recommends that stockholders vote “FOR” the proposal to approve the issuance of shares of the Company’s common stock pursuant to the Share Lending Agreements.

APPROVAL OF THE ADOPTION OF THE COMPANY’S 2008 LONG TERM INCENTIVE
AND SHARE AWARD PLAN (PROPOSAL 4)

The Company’s stockholders are being asked to consider and vote on a proposal to approve the adoption of the Company’s 2008 Long Term Incentive and Share Award Plan (the “2008 Plan”). The 2008 Plan is intended to replace the expiring 1998 Long Term Incentive and Share Award Plan (the “1998 Plan”). The board of directors and management believe that the 2008 Plan, like the 1998 Plan, will help attract, retain and motivate employees and promote long-term growth and profitability by further aligning employee and stockholder interests. The board of directors, therefore, unanimously recommends that stockholders vote “FOR” the proposal to approve the 2008 Plan.

The adoption of this proposal requires the affirmative vote of the holders of a majority of shares of the Company’s common stock cast on the proposal, in person or by proxy, provided that the total votes cast on the proposal represent at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the proposal. Because approval is based on the affirmative vote of a majority of votes cast, the failure of a stockholder to vote or a broker nonvote will not affect the outcome of the vote on the proposal, assuming a majority of the outstanding shares vote on the proposal. Because the NYSE treats abstentions as votes cast with respect to this proposal, an abstention will have the same effect as a vote “AGAINST” this proposal. Abstentions and broker nonvotes will be counted for the purpose of determining whether a quorum exists at the Special Meeting.

The 1998 Plan was approved by stockholders upon its inception and was most recently approved, as amended, by the stockholders on July 13, 2006. The 1998 Plan will by its terms expire on July 14, 2008. The 2008 Plan provides for the same types of awards and is otherwise similar to the 1998 Plan and is intended to replace the 1998 Plan. Upon approval by the stockholders of the 2008 Plan, no further awards will be made under the 1998 Plan.

A summary of the principal features of the 2008 Plan is provided below and is qualified in its entirety by reference to the actual 2008 Plan, a copy of which is included as Appendix B.

Additionally, information regarding compensation of directors and executive officers is provided in Appendix C, which is attached to and forms part of this proxy statement.

General. The 2008 Plan provides for the grant of Awards in the form of Stock Options, Stock Appreciation Rights (“SARs”), Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, Dividend Equivalents, Other Share-Based Awards or any combination thereof. The total number of shares of common stock of the Company available for grant under the 2008 Plan is 8,000,000 shares plus the number of shares remaining available for grant under the 1998 Plan as of the effective date of the 2008 Plan (•, 2008), subject to increases described in “Adjustments” below. Shares may consist, in whole or in part, of authorized and unissued shares, or shares acquired by the Company in the open market or in private transactions.

The 2008 Plan has been designed so that stock options, SARs and certain performance-based Awards under the 2008 Plan may comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Compliance with Section 162(m) of the Code enables awards under the 2008 Plan to qualify as performance-based compensation that is exempt from the provision of Section 162(m) disallowing a tax deduction to public companies for annual compensation in excess of $1,000,000 paid to the Company’s CEO and certain other highly compensated executives at fiscal year end.

Administration. The 2008 Plan is administered by the Human Resources & Compensation Committee of the board of directors, or such other committee designated by the board of directors (the “Committee”), which consists of two or more directors, each of whom is a “non-employee director” to the extent applicable under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” to the extent applicable under Section 162(m) of the Code; provided, however, that a failure to qualify as a non-employee director or “outside director” shall not in itself invalidate any Award made under the 2008 Plan. The Committee may make all decisions and determinations regarding the 2008 Plan as it may deem necessary or advisable. Subject to the terms of the 2008 Plan, the Committee is authorized to, among other things, determine the type(s) of Awards, the number of shares to which an Award may relate and the terms and conditions of the Awards; adopt or revise any rules and regulations as it may deem advisable to administer the 2008 Plan; accelerate the exercisability or vesting of any Award; and make all other decisions and determinations that may be required under the 2008 Plan. The Committee is currently comprised of Bobbie Gaunt, Chair, John Barline, Ed Lewis and Maureen Tart-Bezer.

Eligibility. The Committee has the discretion to grant Awards to any employee of the Company, or a subsidiary or an affiliate, including any employee who is a member of the board of directors. It is, however, the Committee’s continuing intent that only management employees at or above store manager level are eligible. As of the date of this proxy statement, there are approximately  •   eligible participants.

Number of Shares of Common Stock Available under the 2008 Plan. The number of shares of common stock reserved for grant under the 2008 Plan is 8,000,000 shares, plus any shares remaining available for grant under the 1998 Plan on the effective date of the 2008 Plan (•, 2008) and as may be increased as described under “Adjustments” below. As of •, 2008, [1,700,000] shares remained available for grant under the 1998 Plan. The Committee may not grant an Award under the 2008 Plan if the number of shares to which such Award relates, when added to the number of shares previously issued under the 2008 Plan, exceeds the total number of shares available for grant. Shares awarded under the 2008 Plan may be authorized and unissued shares.

Awards, Types and Applicable Provisions. Stock options may include nonstatutory stock options (“NSOs”) as well as incentive stock options (“ISOs”) intended to qualify for special tax treatment. The term of a stock option cannot exceed 10 years, and the exercise price of a stock option must be equal to or greater than the fair market value of the common stock on the date of grant.

Except for certain anti-dilution adjustments, the 2008 Plan prohibits (i) amendments to lower the exercise price of outstanding stock options or SARs or (ii) exchanges of stock options or SARs for other stock options or SARs with lower exercise prices.

NSO grants are governed by Section 83 of the Code. Generally, no federal income tax is payable by a participant upon the grant of an NSO. Under current tax law, if a participant exercises an NSO, he or she will be taxed on the difference between the fair market value of the common stock on the exercise date and the option exercise price. The Company will be entitled to a corresponding deduction on its income tax return upon the exercise of an NSO.

ISO grants are governed by Section 422 of the Code. Generally no federal income tax is payable by a participant upon the exercise of an ISO (except alternative minimum tax may be payable upon exercise). If the shares of common stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held. Where shares of common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of common stock have been held.

SARs entitle the participant to receive any appreciation in the value of the underlying stock from the Company, either in shares of common stock or in cash or a combination of the two, with the Committee having the discretion to determine the form in which such payment will be made. The amount payable on exercise of a SAR is measured by the difference between the fair market value of the underlying stock at exercise and the exercise price (which may not be less than the fair market value of the common stock on the date of grant). The term of an SAR cannot exceed 10 years. SARs may, but need not, be granted in conjunction with options. Upon exercise of a SAR granted in tandem with an option, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. The amount payable upon exercise of a SAR will constitute compensation income to the participant at the time of exercise, and the Company will be entitled to a corresponding deduction.

Restricted Shares and Performance Shares entitle the participant to ownership of shares of the Company’s common stock subject to any performance conditions or other restrictions including installment or vesting conditions. A participant who receives Restricted Shares or Performance Shares will generally recognize compensation income at the time they vest based on the then fair market value of the shares, unless the participant instead elects to be taxed at the time of the award. The Company will be entitled to a corresponding deduction.

Restricted Share Units and Performance Units entitle the participant to receive either shares of common stock or cash or a combination as the Committee shall determine upon attainment of the performance objectives or satisfaction of other restrictions or vesting criteria.

Dividend equivalents and Other Share-Based Awards may be granted to the participant separately or in conjunction with the foregoing, provided they are denominated or payable consistent with the purpose of the 2008 Plan, including unrestricted shares awarded purely as a “bonus” and cash awards as an element of or supplement to any other Award under the 2008 Plan.

A participant who receives Restricted Share Units, Performance Units, Dividend Equivalents or other Share-Based Awards will generally recognize compensation income in respect of the amounts payable under the award at the time of payment, and the Company will be entitled to a corresponding deduction.

The foregoing description concerning U.S. federal income tax consequences related to Awards is a general summary and intended solely as information for stockholders, not as tax guidance.

If the Committee determines that a Performance Share, Performance Unit or other Award (other than an Option or SAR) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, vesting, exercise and/or settlement of such Award must be contingent upon achievement of pre-established goals. Further, while performance objectives may vary among participants, they shall be based upon one or more of the following performance criteria:

  total stockholder return, earnings, earnings per share, operating income, net income, pro forma net income, return on stockholders’ equity, return on invested capital, return on designated assets, net asset value, economic value added, EBITDA, share price, sales, revenues, expenses, operating profit margin, operating cash flow, cash flow per share, net profit margin, and achievement of synergies.

The benefits to be received or allocated under the 2008 Plan are not determinable.

Limitations on Grants. The maximum number of shares of common stock with respect to which stock options or SARs may be granted during any calendar year to any participant under the 2008 Plan shall be 500,000 shares. The maximum number of shares of common stock that may be granted during any calendar year to any participant in connection with stock-based awards other than stock options and SARs intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be limited to 750,000 shares or the equivalent. The maximum amount payable upon settlement of cash-based awards intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code shall be limited to $1,000,000.

Transferability. Unless otherwise expressly indicated by the Committee, Awards are not transferable except by will or the laws of descent and distribution or beneficiary designation and shall be exercisable during the lifetime of the holder only by such holder or his/her guardian or legal representative.

Adjustments. In the event that a dividend in shares, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary dividend, or other similar corporate transaction or event affects the shares, such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Award holders, the Committee shall adjust the aggregate number and kind of shares reserved for issuance under the 2008 Plan, the number and kind of shares covered by each outstanding award, and the amounts to be paid by Award holders or the Company on any outstanding Award, or provide for a distribution of cash or property. No such adjustment may increase the aggregate value of any outstanding award.

If any Awards under the 2008 Plan or 1998 Plan are forfeited, canceled, terminated, exchanged, surrendered, applied to satisfy withholding obligations or terminated for any other reason prior to exercise or without a distribution of shares or settled in cash, then the underlying shares of common stock again become available for awards under the 2008 Plan.

Change of Control. In the event of a Change of Control (as defined in the 2008 Plan), unless otherwise provided by the Committee at the time of grant, all outstanding Awards pursuant to which a holder may have rights the exercise of which is restricted or limited shall become fully exercisable, all restrictions or limitations on outstanding Awards shall lapse, and all performance criteria and other conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company.

Withholding Taxes. The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements associated with Awards under the 2008 Plan.

Amendment and Termination. No Awards may be granted under the 2008 Plan subsequent to •, 2018. The Company’s board of directors may terminate the 2008 Plan at an earlier date, or amend the 2008 Plan at any time. However, the Company must obtain stockholder approval for any 2008 Plan amendment to the extent required by applicable stock exchange rules or as required for the 2008 Plan to satisfy the requirements of Section 162(m) or 422 of the Code. In addition, the award holder’s written consent is required for any amendment or termination of the 2008 Plan which will adversely affect any previously granted award.

The Company’s board of directors unanimously recommends that the Company’s stockholders vote “FOR” the proposal to approve the adoption of the Company’s 2008 Long Term Incentive and Share Award Plan.

APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING
(PROPOSAL 5)

The Company’s stockholders are being asked to consider and vote on a proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies. The adoption of the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the votes cast by the holders of the Company’s common stock at the Special Meeting, regardless of whether a quorum is present. Therefore, a stockholder’s failure to vote, a broker nonvote or an abstention will have no effect on the outcome of the vote on this proposal. The Company’s board of directors unanimously recommends that stockholders vote “FOR” the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies.

BENEFICIAL OWNERSHIP OF SECURITIES

Beneficial Ownership of More Than 5% of the Company’s Common Stock

Except as set forth below, as of   • , 2008, no person beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of the Company’s common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)
	Total Beneficial Ownership	Sole Voting/Investment Power		Shared Voting/Investment Power		% of Class
Christian W.E. Haub(2)	22,661,538	666,167	(3)	21,995,871	(4)	39.7%
2 Paragon Drive Montvale, NJ 07645
Erivan Karl Haub(2)	22,155,471	160,100		21,995,371		38.8%
Wissollstrasse 5-43 45478 Mülheim an der Ruhr, Germany
Karl-Erivan Warder Haub(2)	21,995,371	0		21,995,371		38.5%
Wissollstrasse 5-43 45478 Mülheim an der Ruhr, Germany
Georg Rudolf Otto Haub(2)	21,995,371	0		21,995,371		38.5%
Wissollstrasse 5-43 45478 Mülheim an der Ruhr, Germany
Tengelmann Warenhandelsgesellschaft KG(2)	21,995,371	0		21,995,371		38.5%
Wissollstrasse 5-43 45478 Mülheim an der Ruhr, Germany
FMR LLC(5)	5,336,543	0		5,336,543		9.3%
82 Devonshire Street Boston, MA 02109
Satellite Asset Management, L.P.(6)	3,601,408	0		3,601,408		6.3%
623 Fifth Avenue, 19th Floor New York, NY 10022
Prentice Capital Management LP(7)	3,002,821	0		3,002,821		5.3%
623 Fifth Avenue, 32nd Floor New York, NY 10022

(1)

For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire as of  • , 2008 (60 days after  • , 2008). For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given dates, any shares which such person or group of persons has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)

The Company obtained information regarding Tengelmann Warenhandelsgesellschaft KG (“Tengelmann”), Erivan Karl Haub (“Erivan”), Karl-Erivan Warder Haub (“Karl”), Christian W.E. Haub (“Christian”) and Georg Rudolf Otto Haub (“Georg”) from such persons, and from a Schedule 13D filed with the SEC on December 11, 2007. Tengelmann is engaged in general retail marketing. It owns, operates and has investments in, through affiliated companies and subsidiaries, several chains of stores, which principally sell grocery and department store items throughout the Federal Republic of Germany, other European countries and the United States. The general partners of Tengelmann are Erivan and Erivan’s three sons, Karl, Christian and Georg. Erivan owns a six percent (6%) partnership interest in Tengelmann; the rest is divided equally among Karl, Christian and Georg.

(3)	Includes options to purchase 459,511 shares of common stock, all of which are exercisable within sixty (60) days of • , 2008.

(4)	Includes 500 shares of common stock held by the wife of Christian W.E. Haub and the 21,995,371 shares of common stock that are held by Tengelmann.

(5)

This information has been obtained from a Schedule 13G filed with the SEC on January 10, 2008 by FMR LLC, with respect to 5,336,543 shares. According to the Schedule 13G, (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,724,419 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940; (ii) Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 1,724,419 shares; (iii) members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC; the Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares; and, accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC; neither FMR LLC nor Edward C. Johnson 3d, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees; Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees; (iv) Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 928,774 shares; (v) Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 928,774 shares and sole power to vote or to direct the voting of 928,774 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC; (vi) Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 1,470,960 shares as a result of its serving as investment manager of institutional accounts owning such shares; (vii) Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 1,470,960 shares and sole power to vote or to direct the voting of 1,333,760 shares owned by the institutional accounts managed by PGATC; (viii) Fidelity International Limited (“FIL”), and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors and is the beneficial owner of 1,212,390 shares; (ix) FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act; however, FMR LLC is filed the Schedule 13G on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis; (x) FIL has sole dispositive power over 1,212,390 shares owned by the International Funds. FIL has sole power to vote or direct the voting of 1,135,878 shares and no power to vote or direct the voting of 76,512 shares owned by the International Funds.

(6)

This information has been obtained from a Schedule 13G filed with the SEC on February 13, 2008 by Satellite Asset Management, L.P. (“Satellite Asset Management”) and Satellite Fund Management LLC (“Satellite Fund Management”). According to the Schedule 13G, (i) the Schedule 13G relates to shares of the Company’s common stock held by certain funds and accounts (the “Satellite Funds”) over which Satellite Asset Management has discretionary investment trading authority; (ii) the general partner of Satellite Asset Management is Satellite Fund Management, Satellite Fund Management’s Executive Committee makes investment decisions on behalf of the Satellite Funds and investment decisions made by such Executive Committee, when necessary, are made through approval of a majority of the Executive Committee members; (iii) Satellite Asset Management and Satellite Fund Management declare that the Schedule 13G shall not be construed as an admission that each is the beneficial owner of any securities covered by the Schedule 13G; and (iv) Satellite Asset Management and

Satellite Fund Management have the power to direct the receipt of dividends from, or proceeds from the sale of, the securities held for the accounts of the Satellite Funds.

(7)

This information has been obtained from a Schedule 13G filed with the SEC on February 26, 2008 by Prentice Capital Management LP, a Delaware limited partnership (“Prentice Capital Management”), and Michael Zimmerman, a United States citizen, with respect to 3,002,821 shares. According to the Schedule 13G, Prentice Capital Management serves as investment manager to a number of investment funds (including Prentice Capital Partners, LP, Prentice Capital Partners QP, LP, Prentice Capital Offshore, Ltd., Prentice Special Opportunities, LP, Prentice Special Opportunities Offshore, Ltd. and Prentice Special Opportunities Master, L.P.) and manages investments for certain entities in managed accounts with respect to which it has voting and dispositive authority over the shares reported in the Schedule 13G. Michael Zimmerman is the managing member of (a) Prentice Management GP, LLC, the general partner of Prentice Capital Management, (b) Prentice Capital GP, LLC, the general partner of certain investment funds, and (c) Prentice Capital GP II, LLC, the managing member of Prentice Capital GP II, LP, which is the general partner of certain investment funds. As such, he may be deemed to control Prentice Capital Management and certain of the investment funds and therefore may be deemed to be the beneficial owner of the securities reported in the Schedule 13G. Each of Michael Zimmerman and Prentice Capital Management disclaims beneficial ownership of the shares.

Beneficial Ownership of Directors and Officers

The following table sets forth the number of shares of common stock of the Company beneficially owned as of   • , 2008 by each director, each named executive officer of the Company on that date and by all directors and the executive officers of the Company as a group:

	Shares Beneficially Owned(1)	Stock Option Shares(2)	Deferred Plan(3)	Total	% of Class
John D. Barline	16,945	465	22,267	39,677	*
Jens-Jürgen Böckel	10,591	2,529	9,167	22,287	*
Eric Claus	82,395	12,467	0	94,862	*
Christian W.E. Haub(4)	22,202,027	459,511	0	22,661,538	39.7%
Brenda Galgano	44,983	25,692	0	70,675	*
Bobbie Andrea Gaunt	1,000	4,428	31,300	36,728	*
Andreas Guldin	5,426	0	0	5,426	*
Dan Kourkoumelis	7,444	5,061	24,305	36,810	*
Edward Lewis	19,535	633	16,484	36,652	*
Gregory Mays	155	0	0	155	*
John E. Metzger	0	1,506	0	1,506	*
Allan Richards	29,497	12,731	0	42,228	*
Maureen B. Tart-Bezer	2,000	4,428	24,347	30,775	*
Paul Wiseman	29,497	3,250	0	32,747	*
All directors and executive officers as a group (14 persons)	22,451,495	532,701	127,870	23,112,066	40.5%

*	Less than 1%.

(1)

For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire as of   • , 2008 (60 days after   • , 2008). For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or group of persons has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The amounts shown include all stock options granted under the Company’s stock option plans exercisable within sixty (60) days from • , 2008.

(3)

The amounts shown represent the stock equivalent units accrued under the Company’s Directors’ Deferred Payment Plan and the 2004 Non-Employee Director Compensation Plan. These share equivalents are subject to common stock market price fluctuations.

(4)	Mr. Christian W.E. Haub has shared voting and investment power over the shares owned by Tengelmann and his spouse and they are therefore included in the number of shares beneficially owned by him.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The following description of the Company’s capital stock is a summary and is qualified in its entirety by reference to the Company’s charter and bylaws and by applicable law.

The Company’s authorized share capital consists of 80,000,000 common shares, $1.00 par value, and 3,000,000 preferred shares without par value. As of the record date, [57,075,869] common shares were outstanding and [78,530,368] shares were issued or reserved for issuance, and no preferred shares were outstanding.

Preferred Stock

The Company’s board of directors can, without the approval of stockholders, issue one or more series of preferred shares. The board of directors may also determine the rights, preferences and limitations of each series including the maximum number of shares in the series, voting rights, conversion rights, redemption rights, dividend rights, liquidation rights, any preferences over the common shares with respect to dividend or liquidation distributions, and the terms and conditions of issue. The preferred stock may be senior to the common stock with respect to dividends, distributions upon liquidation and other rights.

Common Stock

The Company’s common stock is listed for trading on the NYSE under the symbol “GAP.” The Company’s transfer agent and registrar for common shares is the American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038, telephone: (800) 937-5449.

Common stockholders only receive dividends when, as and if authorized by the Company’s board of directors and declared by the Company. If declared, dividends may be paid in cash, stock or other forms of consideration. If and when the Company issues preferred shares, common stockholders may not receive dividends until the Company has satisfied its obligations to the preferred stockholders. Some of the Company’s outstanding debt securities, credit agreements and other loan agreements also restrict the Company’s ability to pay dividends.

All outstanding shares of common stock are fully paid and nonassessable. Any additional common shares issued in connection with the Share Lending Agreements and pursuant to a net share settlement of the Warrants would also be fully paid and nonassessable. There are no subscription rights, conversion rights or redemption or sinking fund provisions with respect to the shares of common stock but preemptive rights apply to issuances of capital stock and convertible securities in certain circumstances. Pursuant to a Stockholder Agreement dated as of March 4, 2007, between the Company and Tengelmann, Tengelmann has preemptive rights with respect to issuances of equity securities by the Company in certain circumstances.

Each share of common stock is entitled to one vote in the election of directors and other matters. Directors are elected by the vote of a plurality in interest of stockholders present in person or by proxy and entitled to vote in the election at a meeting at which a quorum is present. Common stockholders are not entitled to cumulative voting rights. Members of the Company’s board of directors serve one-year terms (and until their successors are elected and qualify) and all directors are elected annually. Directors may be removed from office by the vote of a majority of the outstanding shares entitled to vote generally for the election of directors.

The quorum required at a stockholders’ meeting is a majority of the votes entitled to be cast at the meeting, represented in person or by proxy. If a quorum is present, action on a matter is approved by the vote of a majority of all the votes cast at the meeting, unless otherwise required by law or the Company’s charter. The MGCL requires approval by two-thirds of all votes entitled to be cast on the matter by each voting group entitled to vote, in the case of extraordinary corporate actions, such as:

•	certain mergers;

•	with respect to the party other than the successor, a share exchange;

•	an amendment to the charter, with certain exceptions;

•

with respect to the transferor corporation, the sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets, other than in the usual and regular course of business or if all of the equity interests of the transferee are owned, directly or indirectly, by the transferor corporation; or

•	the dissolution of the corporation.

Provisions Restricting a Change of Control

The Company’s charter and bylaws, as well as the provisions of the MGCL, contain provisions that may have the effect of delaying, deferring or preventing a change of control of the Company. Although the Company’s charter does not contain such a provision, the MGCL allows a corporation’s charter to contain a provision requiring for any purpose a lesser proportion of the votes of all classes or of any class of stock than the proportion required by the MGCL for that purpose, but this proportion may not be less than a majority of all votes entitled to be cast on the matter. If a corporation’s charter contains such a provision, it will affect the procedures necessary to effect a change of control.

STOCKHOLDER PROPOSALS

The Company plans to hold its next annual meeting of stockholders on or around July 19, 2008. In order to be considered for inclusion in the Company’s proxy statement for the annual meeting, stockholder proposals must be received at the Company’s principal executive offices, at The Great Atlantic & Pacific Tea Company, Inc., Two Paragon Drive, Montvale, New Jersey 07645, Telephone: (201) 573-9700, Attention: Secretary, no later than January 26, 2008 and otherwise comply with the requirements of Rule 14a-8 under the Exchange Act.

OTHER MATTERS

No business other than that set forth in the attached Notice of Special Meeting is expected to come before the Special Meeting. However, should any other matters requiring a vote of stockholders arise, including the question of adjourning the Special Meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company.

By Order of the Board of Directors

ALLAN RICHARDS
Senior Vice President, Human Resources,
Labor Relations, Legal Services & Secretary

Dated: •  , 2008

EACH PERSON SOLICITED BY THIS PROXY STATEMENT, INCLUDING ANY PERSON WHO ON   • , 2008 IS A BENEFICIAL OWNER OF THE COMPANY’S COMMON STOCK, MAY REQUEST A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE LAST FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS ADDRESS ABOVE.

APPENDIX A

FORM OF CHARTER AMENDMENT—AUTHORIZED SHARES

Article VI of the charter of The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the “Corporation”), is hereby amended by deleting the following paragraph in its entirety:

The total number of shares of stock which the Corporation shall have authority to issue is eighty-three million shares, of which three million shares are Preferred Stock without par value, issuable in one or more series as provided this ARTICLE VI, and eighty million shares are common stock par value one dollar for an aggregate par value of all shares of all classes of eighty million dollars.

and inserting the following paragraph in lieu thereof:

The total number of shares of stock which the Corporation shall have authority to issue is one hundred sixty-three million shares, of which three million shares are preferred stock without par value, issuable in one or more series as provided in this ARTICLE VI, and one hundred sixty million shares are common stock, par value one dollar per share, for an aggregate par value of all shares of all classes of one hundred sixty million dollars.

A-1

APPENDIX B

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
2008 LONG TERM INCENTIVE AND SHARE AWARD PLAN

1. Purposes.

The purposes of the 2008 Long Term Incentive and Share Award Plan are to advance the interests of The Great Atlantic & Pacific Tea Company, Inc. and its stockholders by providing a means to attract, retain, and motivate employees of the Company, its subsidiaries and affiliates upon whose judgment, initiative and efforts the continued success, growth and development of the Company and its subsidiaries and affiliates are dependent.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)

“Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b)

“Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

(c)	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)

“Beneficiary” means the person, persons, trust or trusts which have been designated by the Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e)	“Board” means the Board of Directors of the Company.

(f)

“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(g)

“Committee” means the Human Resources & Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(h)	“Company” means The Great Atlantic & Pacific Tea Company, Inc., a corporation organized under the laws of Maryland, or any successor corporation.

(i)

“Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(j)	“Effective Date” means •, 2008, which is the date on which the Plan was approved by the Company’s stockholders.

(k)	“Eligible Person” means an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee.

(l)

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(m)

“Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of a Share shall mean the closing price of the Share on the date on which it is to be valued hereunder (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange or market system.

(n)	“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(o)	“NQSO” means any Option that is not an ISO.

(p)	“Option” means a right, granted under Section 5(b), to purchase Shares.

(q)	“Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

(r)	“Participant” means an Eligible Person who has been granted an Award under the Plan.

(s)	“Performance Share” means a performance share granted under Section 5(f).

(t)	“Performance Unit” means a performance unit granted under Section 5(f).

(u)	“Plan” means this 2008 Long Term Incentive and Share Award Plan.

(v)	“Prior Plan” means The Great Atlantic & Pacific Tea Company, Inc. 1998 Long Term Incentive and Share Award Plan.

(w)	“Prior Plan Award” means an award under the Prior Plan which remains outstanding after the Effective Date.

(x)	“Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(y)	“Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

(z)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(aa)

“SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(bb)	“Shares” means common stock, $1 par value per share, of the Company, and such other securities as may be substituted for Shares pursuant to Section 4(c) hereof.

(cc)

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(dd)

“Termination of Service” means the termination of the Participant’s employment with the Company, its Subsidiaries and its Affiliates, as the case may be. A Participant employed by a Subsidiary of the Company or one of its Affiliates shall also be deemed to incur a Termination of Service if the Subsidiary of the Company or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee of the Company, another Subsidiary of the Company or an Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered a Termination of Service.

3. Administration.

(a)

Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)	to select Eligible Persons to whom Awards may be granted;

(ii)	to designate Affiliates;

(iii)	to determine the type or types of Awards to be granted to each Eligible Person;

(iv)

to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v)

to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi)

to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

(vii)

to determine whether, to what extent, and under what circumstances any cash, Shares, other Awards, or other property payable on a deferred basis will be adjusted for interest or earnings equivalents and, if so, the basis for determining such equivalents;

(viii)	to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(ix)	to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(x)

to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(xi)	to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

(xii)	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b)

Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and stockholders. By accepting an Award under the Plan, each Eligible Person accepts the authority and discretion of the Committee as set forth in, and exercised in accordance with, the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c)

Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d)

Limitation on Committee’s Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, unless the Award Agreement specifically provides otherwise, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

(e)

Quorum, Acts of Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee.

(f)

Limitation on Committee’s Authority under 409A. Anything in this Plan to the contrary notwithstanding, the Committee’s authority to modify outstanding Awards shall be limited to the extent necessary so that the existence of such authority does not (i) cause an Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the Code or (ii) cause an Award that is otherwise deferred compensation subject to Section 409A of the Code to fail to meet the requirements prescribed by Section 409A of the Code.

(g)

No Option or SAR Repricing Without Stockholder Approval. Except as provided in the first sentence of Section 4(c) hereof relating to certain antidilution adjustments, unless the approval of the stockholders of the Company is obtained, Options and SARs issued under the Plan shall not be amended to lower their exercise price and Options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices.

4. Shares Subject to the Plan.

(a)

Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for grant in connection with Awards under the Plan shall be 8,000,000 plus such number of Shares as may be available for grant under the Prior Plan on the Effective Date. No Award may be granted under the Plan if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards under the Plan or any Prior Plan Awards are forfeited, canceled, terminated, exchanged, surrendered or reduced to satisfy the minimum withholding requirements, or such Award under the Plan or Prior Plan Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award under the Plan or Prior Plan Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised. No additional grants shall be made under the Prior Plan on or after the Effective Date.

(b)

Subject to adjustment as provided in Section 4(c) hereof, (i) the maximum number of Shares with respect to which Options or SARs may be granted during any calendar year to any Eligible Person under this Plan shall be 500,000 Shares and (ii) with respect to Share-based Awards other than Options and SARs intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, the maximum number of Shares that may be granted during any calendar year to any Eligible Person under this Plan shall be 750,000 Shares or the equivalent thereof.

(c)

In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary dividend or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and shall, in such manner as it may deem equitable, (i) adjust any or all of (x) the number and kind of shares which may thereafter be issued under the Plan, (y) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (z) the exercise price, grant price, or purchase price relating to any Award, or (ii) provide for a distribution of cash or property in respect of any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise; and provided, further, that no adjustment shall be made pursuant to this Section 4(c) that causes any Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, in the case of an Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, such authority shall be subject to Section 3(d) hereof.

(d)	Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, or Shares acquired by purchase in the open market or in private transactions.

5. Specific Terms of Awards.

(a)

General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of Termination of Service by the Eligible Person.

(b)	Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i)

Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(ii)	Option Term. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.

(iii)

Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

(iv)

ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

(c)	SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i)

Right to Payment. An SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the base amount per Share of the SAR as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of an SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii)

Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part (which shall not be more than ten years from the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter (but a tandem SAR may be granted after the grant date of the related NQSO only if the grant of the tandem SAR would not cause the related option to constitute nonqualified deferred compensation subject to Section 409A of the Code) and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d)	Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i)

Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

(ii)

Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents (and any accrued but unpaid interest or earnings equivalents thereon) that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii)

Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and, unless otherwise determined by the Committee, the Company shall retain physical possession of the certificate.

(iv)

Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred (with or without the crediting of interest or earnings equivalents thereon as determined by the Committee) for payment to such date, and subject to such conditions, as determined by the Committee, in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends; provided, however, that any such dividends (and any interest or earnings equivalents credited thereon) shall be subject to forfeiture upon such conditions, if any, as the Committee may specify. Unless otherwise determined by the Committee, Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e)	Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

(i)

Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii)

Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(f)	Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(i)

Performance Period and Criteria. The Committee shall determine a performance period (the “Performance Period”) of one or more years or other periods and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon such performance criteria as the Committee may deem appropriate. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii)

Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.

(iii)

Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, in the case of an Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, such authority shall be subject to Section 3(d) hereof.

(iv)

Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

(v)

Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

(g)

Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that, unless otherwise determined by the Committee, Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(h)

Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

(i)

Performance Awards. If the Committee determines that a Performance Share, Performance Unit or other Award (other than an Option or SAR) to be granted to an Eligible Person should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such Award (each, a “Performance Award”) shall be contingent upon achievement of pre-established goals and other terms set forth below:

(i)

The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this subsection (i). The performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation Section 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, vested, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)

One or more of the following business criteria for the Company and/or for specified Subsidiaries or Affiliates or divisions or other business units or lines of business of any of the foregoing shall be used by the Committee in establishing performance goals for such Performance Awards: total stockholder return, earnings, earnings per share, operating income, net income, pro forma net income, return on stockholders’ equity, return on invested capital, return on designated assets, net asset value, economic value added, EBITDA, share price, sales, revenues, expenses, operating profit margin, operating cash flow, cash flow per share, net profit margin, and achievement of synergies. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)

Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. A performance goal shall be established in writing not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the date on which 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 4(b) or 5(i)(vi), as applicable.

(iv)

Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this subsection (i). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Service of the Participant or other event (including a Change of Control) prior to the end of a performance period or settlement of such Performance Awards.

(v)

Determinations by the Committee as to the establishment of performance goals for Performance Awards, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each such Award, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

(vi)	The maximum amount payable upon settlement of a cash-based Performance Award granted under this Plan for any calendar year to any Eligible Person shall not exceed $1,000,000.

6. Certain Provisions Applicable to Awards.

(a)

Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to the provisions of Section 3(g) hereof prohibiting Option and SAR repricing without stockholder approval, the per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

(b)

Terms of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or an SAR exceed a period of ten years from the date of its grant (or, in the case of ISOs, such shorter period as may be applicable under Section 422 of the Code).

(c)

Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest or earnings equivalents to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if it may be necessary in order to avoid nondeductiblity of the payment under Section 162(m) of the Code.

(d)

Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards (except for vested shares) shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his or her guardian or legal representative. An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

7. Change of Control Provisions.

(a)

Acceleration of Exercisability and Lapse of Restrictions. In the event of a Change of Control, the following acceleration provisions shall apply unless otherwise provided by the Committee at the time of the Award grant:

All outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change of Control. Unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company at the time of the Change of Control.

(b)	Definitions of Certain Terms. For purposes of this Section 7, the following definitions, in addition to those set forth in Section 2, shall apply:

(i)	“Change of Control” means and shall be deemed to have occurred if:

a.

any person (within the meaning of the Exchange Act), other than the Company, a Related Party or Tengelmann Warenhandelsgesellschaft, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 40 percent or more of the total voting power of all the then-outstanding Voting Securities; or

b.

the individuals who, as of the effective date of the Plan, constitute the Board, together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of the effective date of the Plan or whose recommendation, election or nomination for election was previously so approved (the “Continuing Directors”), cease for any reason to constitute a majority of the members of the Board; or

c.

the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or a Subsidiary, or consummation of any such transaction if stockholder approval is not obtained, other than (I) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive or retain, with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (II) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction; or

d.

the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

Notwithstanding the foregoing, in the case of an Award that constitutes deferred compensation subject to Section 409A of the Code, the definition of “Change of Control” set forth above shall not apply, and the term “Change of Control” shall instead mean a “change in the ownership or effective control” of the Company or “in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A (a)(2)(A)(v) of the Code (or any successor provision) and the regulations and guidance issued thereunder, but only to the extent this substitute definition is necessary in the order for the Award to comply with the requirements prescribed by Section 409A of the Code.

(ii)

“Related Party” means (a) a majority-owned subsidiary of the Company; (b) an employee or group of employees of the Company or any majority-owned subsidiary of the Company; (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (d) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

(iii)	“Voting Securities” means any securities of the Company which carry the right to vote generally in the election of directors.

8. General Provisions.

(a)

Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange and any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b)

No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s or director’s employment or service at any time.

(c)

Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable federal, state, local and foreign law.

(d)

Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders (i) to the extent such stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, (ii) to the extent stockholder approval is required by Section 3(g) hereof, (iii) as it applies to ISOs, to the extent such stockholder approval is required under Section 422 of the Code, or (iv) as it applies to Awards intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent such stockholder approval is required to preserve the qualification of the Award as performance-based compensation; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

(e)

No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f)

Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g)

Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h)

Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

(i)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)

Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New Jersey without giving effect to principles of conflict of laws.

(k)

Effective Date; Plan Termination. The Plan shall become effective as of •, 2008 (the “Effective Date”), subject to approval by the vote of the holders of a majority of the shares of stock of the Company present or represented at a special meeting of stockholders to be held in • 2008. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

(l)

Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(m)

Section 409A. It is intended that the Plan and Awards issued thereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

APPENDIX C

EXECUTIVE AND DIRECTOR COMPENSATION

The following disclosure is based on information that was previously disclosed in, and is excerpted from, the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 25, 2007.

Compensation Discussion and Analysis

Compensation Strategy

We believe that compensation should be linked to our Company’s overall performance and that the value delivered to an executive must be measured against specific and clear performance objectives. Our compensation design is driven by performance and talent; the strategy is to:

•	attract and retain talent that will enable the Company to have the right people in the right assignment at the right time;

•	drive and appropriately balance both short- and long-term results;

•	create a culture of accountability and a desire to achieve;

•	foster disciplined and productive leadership and at the same time build high-performance teams.

Peer Group Analysis

One way in which the Committee ensures it maintains executive pay levels that are competitive but fair is by comparing A&P’s compensation programs against a peer group of companies. To assist in this process, the Committee retains Towers Perrin as its compensation consultant to provide outside knowledge and research in the development of compensation and retention strategies. Over time, the peer group changes as organizations change, are acquired or cease to be publicly traded. Also, changes in A&P’s own profile require the peer group to be revised. As a result, the Committee annually instructs its compensation consultant to propose updated per group rosters comprised of companies that are:

•	Retail grocers;

•	Other competitive merchants;

•	Consumer product manufacturers;

•	Companies with annual sales in excess of $1 billion;

•	Companies with a similar organizational structure to A&P; and

•	Companies that are similar to A&P in other relevant ways, such as those operating within the region that our Company competes for business and talent.

In addition to these criteria, the compensation consultant summarizes different reported financial and operating information for each member of the peer group including revenue, EBITDA, ROIC, number of employees and multi-year growth data. This information assists the Committee in determining whether the proposed peer group companies are similar enough to A&P to make any comparison of compensation practices meaningful to its decision-making process.

The specific peer group companies for fiscal 2006 follow:

•	7-Eleven	•	Albertson’s, Inc.	•	Avon Products
•	Bed Bath and Beyond	•	Best Buy	•	BJ’s Wholesale Club
•	Campbells	•	Circuit City	•	Costco Wholesale Corp.
•	CVS Corp.	•	Dollar General	•	Dollar Tree Stores
•	Family Dollar Stores Inc.	•	Federated Department Stores	•	Foodarama Supermarkets, Inc.
•	Home Depot, Inc. (The)	•	Kroger Co. (The)	•	Limited Brands

•	Linens ’n Things, Inc.	•	Lowe’s Cos. Inc.	•	Nash Finch Company
•	Pathmark Stores Inc.	•	Pier 1 Imports	•	Philip Morris
•	Revlon	•	Rite Aid Corp.	•	Safeway Inc.
•	Sears Holding	•	ShopKo Stores Inc.	•	Spartan Stores
•	Stater Bros. Holdings Inc.	•	SUPERVALU INC.	•	Target Corp.
•	Toys r Us	•	Village Super Market Inc.	•	Walgreen Co.
•	Wal-Mart Stores	•	Weis Markets Inc.	•	Whole Foods Market Inc.
•	Williams Sonoma	•	Wild Oats Markets Inc.

At the Committee’s instruction, the compensation consultant retrieves from each peer group company’s most recent proxy filing the following executive compensation data: base salary, annual incentives, total cash compensation, long-term incentives and total direct compensation. The consultant then matches and compares this data to the same compensation information for A&P’s top seven executives. The consultant “matches” A&P executive data to the peer group according to job title and compensation ranking within the company. The Committee reviewed the information provided and determined that it was most appropriate to target the middle of the market (i.e., the 50th percentile) of the “primary” peer group for each executive’s Total Direct Compensation.

Survey Analysis

The Committee also instructs the consultant to benchmark A&P’s executive compensation against survey data maintained by the consultant. Each year, the Company provides executive position descriptions to the consultant. These descriptions are reviewed and discussed by the consultant and the Committee, and the consultant is asked to match those jobs to benchmark positions in the consultant’s own compensation surveys. The consultant used its General Industry and Retail/Wholesale Compensation Annual Survey to perform the comparison. Because of the large variance in size among the companies comprising the survey data, the consultant uses regression analysis to adjust for differences in company revenues. The consultant submits to the Committee a report comparing each A&P executive’s total direct compensation with the 25th, 50th and 75th percentile of the market matching according to the survey data. After the peer group analysis, the consultant’s survey analysis represents a second source of data that the Committee considers in benchmarking compensation for A&P’s seven senior executives, including each of the Named Executive Officers (“NEOs”).

In addition, following discussions with the consultant, the Committee determines which data source is most suitable for each executive position based on such factors as the availability of adequate data sources and the appropriateness of any matches to other executive compensation data.

The Role of Executive Management

The Company’s CEO and Executive Chairman participate in the Committee’s compensation decisionmaking. Each year the Company’s CEO reviews and discusses with the Committee the position descriptions for the Executive Management Team (except for himself, which is reviewed by the Company’s Executive Chairman). At meetings with the Committee and the consultant, the CEO describes the relative importance of each executive to the Company and the distinguishing characteristics of each executive role. This information assists the consultant in matching A&P’s executive positions to those in the peer group companies and to the benchmark positions contained in the consultant’s survey data, as described above.

The Company’s CEO receives a copy of the consultant’s peer group analysis and survey analysis reports each year. The CEO attends approximately 4-5 meetings with the Committee and the consultant over several months during which the consultant’s reports are reviewed and discussed. The CEO provides his opinion on whether the peer group and survey results are appropriate benchmarks for setting compensation for his direct reports. The CEO also discusses with the Committee whether subjective facts (such as the responsibilities or importance of any executive role, or the profile, performance or strategy of the Company) would for any executive merit a departure from the Company’s practice of targeting the middle of the market of the primary peer group for executive pay. The CEO also recommends to the Committee total compensation for each of his direct reports. The Executive Chairman provides the same assistance to the Committee regarding compensation decisions for the CEO.

The Compensation Program

Our compensation program is comprised of:

a) Base Salary;

b) an Annual Cash Incentive Award;

c) a Long-Term Equity Incentive Award; and

d) Perquisites and Certain Other Benefits.

The Committee compares each compensation element separately and in the aggregate to comparable information from the peer group companies. The Committee determines the dollar value for each of these components by using the middle of the market (i.e., 50th percentile) as the competitive and approximate range for where our executive’s pay should be located in order to attract and retain the talent needed to deliver results that will create short- and long-term shareholder value.

A significant percentage of an executive’s total compensation package consists of long-term equity awards, while the rest is comprised of currently-paid base salary and annual bonus. The Committee does not apply a specific formula in determining the amount of current cash compensation and long-term equity compensation as a percentage of total executive pay. Instead, the Committee makes a subjective determination after considering such measures collectively. As the following table discloses, for fiscal 2006 the percentage of total compensation allocated to incentive compensation for the named executive officers generally increased according his or her level in the organization and ability to affect strategy or results for the Company.

Name	2006 Target Salary	2006 Non-Equity Incentive Plan Target	2006 LTIP Target	Total Target Direct Comp.	Incentive Comp. as Percentage of Total Comp.
Claus, Eric	$650,000.00	$650,000.00	$1,787,500.00	$3,087,500.00	58%
Haub, Christian	$775,000.00	$775,000.00	$1,162,500.00	$2,712,500.00	43%
Metzger, John	$450,000.00	$292,500.00	$675,000.00	$1,417,500.00	48%
Galgano, Brenda	$385,000.00	$211,750.00	$481,250.00	$1,078,000.00	45%
Wiseman, Paul	$385,000.00	$211,750.00	$481,250.00	$1,078,000.00	45%
Richards, Allan	$385,000.00	$211,750.00	$481,250.00	$1,078,000.00	45%

The Committee may exercise discretion to ensure that total compensation reflects not only the Company’s performance results for the year, but also how the results were attained.

Base Salary

Base Salary is fixed compensation (as opposed to incentive compensation that varies depending on the level of performance delivered).

The Committee considers a number of factors when setting base salaries:

•	performance;

•	level of responsibility;

•	similar positions within the Company;

•	similar positions at peer companies;

•	experience;

•	recommendations from leadership; and

•	historical and future breakdowns of all compensation elements for each executive officer.

Although the Committee does not assign a particular weight to any one factor, it emphasizes performance and experience in determining Base Salary. Salaries may appear above or below the middle of the market for our peer group depending on the Committee’s review of the factors stated above.

Adjustments were made to the base salary for certain executives during 2006 in order to be consistent with our compensation strategy. The average fiscal year values for base salaries of the NEOs are reported in the Summary Compensation Table column (c), on page C-8.

Annual Cash Incentive Award

The Company provides its executives an annual cash incentive award to motivate short-term (i.e., annual) performance.

•

The amount of the annual cash incentive award is calculated as a percentage of the executive’s base salary. For the CEO and Executive Chairman, the intended (i.e. “target”) annual cash incentive award is 100% of fiscal year-ending base salary; for the Executive Vice President it is 65%; for the other NEOs it is 55% of base salary.

•	For fiscal 2006, Sales Revenue (37.5%), Operating Income (37.5%) and Individual Performance against Objectives (25%) were the three key measures of performance used to determine the value of an award.

•

The actual payout on the annual cash incentive award can vary depending on the level of performance delivered; however, a minimum level of performance must be achieved in order for any incentive payment to be earned. For fiscal 2006, the Committee set minimum performance requirements for Sales Revenue ($6,941.0 million) and for Operating Income (-$67.0 million).

•	The range of performance to earn any portion of the annual cash incentive award for fiscal 2006 was:

Level of Performance	Sales Revenue Goal	Operating Income Goal		Amount of Payout Earned
Minimum	$6,941.0 million	$(67.0 million	)	50%
Target	$7,036.0 million	$(36.0 million	)	100%
Maximum	$7,089.0 million	$0.0 million		200%

If the Company’s actual performance for any goal falls between the levels listed above, the percentage payout on that goal is proportionately adjusted.

•	Based on Fiscal 2006 operating results, annual bonuses were paid out at 84% of target, assuming 100% performance against personal objectives. The actual results are summarized as follows:

Performance Measure	2006 Goal	2006 Actual Results	% Achievement Against Target	% Payout
Sales Revenue	$7,036.0 million	$6,894.0 million	98%	0.0%
Operating Income	$(36.0) million	$(15.6) million	153.2%	157.0%
Personal Objectives			100.0%	100.0%
Total Annual Incentive Award Payout				84.0%[1]

•

The actual annual incentive award payments to the NEOs are listed under the “Non-Equity Incentive Plan Compensation” column (g) of the Summary Compensation Table on page C-8, and the minimum, target and maximum values for these awards for fiscal 2006 are listed under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns (d), (e) & (f) of the Grants of Plan Based Awards table on page C-10.

[1]	The actual annual incentive award payout to any single executive may be higher or lower than 84% if the executive’s performance against individual objectives was higher or lower than 100%.

Long-Term Incentive Award

The Company provides its executives a long-term equity incentive award to motivate management to achieve the Company’s long-term performance goals.2

The goals used in fiscal 2006 were:

•	Return on Invested Capital (ROIC); and

•	Operating Income (OI).

The dollar value of the long-term equity incentive award is calculated as a percentage of the executive’s base salary. For the NEOs, the intended (i.e. “target”) long-term equity incentive award is:

•	CEO—275% of base salary

•	Executive Chairman and Executive Vice President—150% of base salary

•	All other NEOs—125% of base salary (depending on the executive’s level within the Company).

The long-term equity incentive award consists of:

•	restricted share units (“RSUs”) (75%); and

•	stock options (25%).

The Committee chose RSUs since they are earned only if both the ROIC and OI goals are achieved over an extended (i.e. 3-year) period of time. This ensures that the compensation interests of the executive are connected to the interests of the shareholder.

The Committee included stock options as part of the long-term award because they also align executive interests with those of shareholders by providing compensation where the value is wholly dependent on share price appreciation.

RSU awards depend upon the Company’s achievement of operating goals over a 3-year period and are only earned at the end of that period. No RSUs are awarded if the Company’s actual performance does not meet the minimum standards for either goal. Conversely, the number of RSUs may increase (up to a maximum of 2 times an individual’s target award) when performance meets or exceeds the minimums for both goals. This is different from options, which vest at the rate of 25% per year for four years.

We have not provided the percentage and dollar values comprising the ROIC and OI measures. We believe that these targets and goals are statements of the Company’s expectations and estimates of future results and, therefore, by disclosing these strategically sensitive projections we will be informing our competitors of the Company’s strategic and operating planning processes, thereby causing our company competitive harm. Specifically, disclosing OI projections would tell competitors about our growth and operating plans for the next three years, and permit them to respond competitively before we can execute on such plans. Similarly, disclosing ROIC would tell competitors about our cost of capital and our capital development projections, which represent key cost and planning information. We believe the probability of achieving the ROIC and OI targets is less than 50%, and we therefore consider them to be “stretch” goals.

The estimated future payouts to the NEOs under the Company’s 2006 LTIP award are set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns (g), (h) & (i) of the Grants of Plan-Based Awards table on page C-10.

[2]

The long-term equity incentive award is made under the Company’s 1998 Long Term Incentive and Share Award Plan (the “Plan”). On April 19, 2006, the Board adopted amendments to the Plan primarily to conform to Section 162(m) of the Internal Revenue Code. These amendments were approved by the stockholders on July 13, 2006.

Grant Date Practice

The Committee’s practice has been that the grant date (for the purpose of determining RSU and stock option awards under the Plan) is that which occurs on the first business day after the applicable Committee meeting in which the award is approved. At its April 18, 2006 meeting, the Committee approved the 2006 long-term equity incentive award and designated the April 19, 2006 closing market price as that to be used in calculating the number of units comprising the award. In January 2007, the Committee approved a policy to use the first day of each new fiscal year as the grant date for any long-term equity incentive award,3 subject to the Committee’s discretion in relation to the release of material non-public information in the best interests of shareholders. The Company’s grant date practice is applied equally to the NEOs and to any other employees who receive grants of stock options or RSUs.

Perquisites and Certain Other Benefits

Perquisites and Certain Other Benefits consist of comprehensive and competitive health and welfare or retirement benefits as well as other benefits. The Company believes providing these benefits allows it to remain competitive for leadership talent. The Committee periodically reviews the levels of perquisites and other benefits provided to the NEOs. The aggregate incremental cost of such benefits incurred by the Company during fiscal 2006 is summarized in the All Other Compensation table on page C-9.

Health and Welfare Benefits

NEOs are provided comprehensive medical, dental, life insurance and long-term disability benefits. The medical benefits (which include prescription drug and vision coverage) as well as dental benefits are provided under an “Executive Medical Program.” This program provides 100% coverage for the NEOs and their dependents. Life insurance is provided for each executive in an amount equal to two times base salary up to a maximum of $1.0 million dollars and long-term disability protection is provided to each executive with an available benefit of up to 60% percent of base salary.

Retirement Benefits

NEOs are also provided access to standard retirement, savings and supplemental retirement plans:

(1) Retirement Plan (the “Qualified Plan”)—annual contribution amounts calculated at 4% of all annual eligible compensation up to IRS limits;

(2) Supplemental Retirement and Benefit Restoration Plan (the “Supplemental Plan”)—designed to provide benefits similar to the Qualified Plan if the IRS cap did not exist;

(3) 401(k) Savings Plan—includes a match of $.50 on every $1.00 for the first six percent of base salary contributed by the executive;

(4) Supplemental Executive Retirement Plan (the “SERP”)—a retirement vehicle that assists the Committee in attracting and retaining talented leadership. The SERP is made available to a limited group of management employees selected by the Chief Executive Officer with the approval of the Committee. Benefits are intended to supplement the sources of retirement income available under the Company’s various plans in order to provide a target benefit of 60% of average annual compensation at age 65. The compensation covered by the SERP is base salary (i.e., the “Annual Salary” reflected in the Summary Compensation Table) computed as an average of such base salary over the highest compensated five (5) years of employment during the last ten (10) years of the executive’s employment. Under the SERP

[3]	The stock price used to determine the number of award units will be the 10-day average market closing price of the Company’s common stock for the 5 days preceding and 5 days following the grant date.

plan, participants are annually awarded a target benefit in an amount equal to 3% of base salary for each year of service, up to a maximum of 20 years or a 60% aggregate benefit. Benefits are not funded but are paid by the Company as they come due. A balance sheet reserve is maintained by the Company. The interest of the participant and his or her spouse under the SERP plan is only that of an unsecured creditor of the Company;

(5) Deferred Compensation Plan (the “Deferred Comp Plan”)—executives can defer up to 100% of their respective Annual Cash Incentive pay opportunity. Executives are not entitled to defer any portion of their base salaries or long-term incentive equity awards under the Deferred Comp Plan. Should the executive in any year choose to defer all or a portion of his or her Annual Cash Incentive award, the executive may elect to defer this income for either: a) a period of three (3) years; or b) until retirement. All deferred funds are maintained by the Company on the executive’s behalf in an interest-bearing account; the designated interest rate paid on such accounts is the Company’s average cost of borrowing from the Company’s primary lenders.

Ownership Commitments

In fiscal year 2005, the Company implemented stock ownership guidelines and the Company continued this program in 2006. We believe that mandating management ownership of Company stock ensures their focus on the strategy of providing long-term shareholder value. Under these guidelines, NEOs are expected to own common shares or share equivalents in the following amounts:

(1) CEO—3 times base salary;

(2) Direct reports of the CEO—2 times base salary; and

(3) Next reporting level—1 times base salary.

For purposes of these guidelines, stock ownership includes shares over which the executive has direct or indirect ownership or control. This includes restricted stock or restricted stock units, but does not include unexercised stock options. Executives are expected to meet their ownership guidelines within five years of becoming subject to the guidelines. Each NEO currently meets the requirements of the stock ownership guidelines.

Compensation for Chief Executive Officer

The CEO is generally compensated in the same manner as the other executives. For the fiscal 2006 performance period, the Committee approved a performance-based annual cash incentive award to the CEO in the amount of $630,000. The Committee also approved increases in base compensation to $650,000 effective March 1, 2006 and to $750,000 on September 1, 2006. These adjustments reflected increases in responsibilities assumed by the CEO from the Executive Chairman during this period. The transition of these responsibilities was completed in fiscal 2006.

Executive Chairman of the Board

The Executive Chairman is generally compensated in the same manner as the other executives. For the fiscal 2006 performance period, the Committee approved a performance-based annual cash incentive award to the Executive Chairman in the amount of $651,000.

Income Tax Consequences

Section 162(m) of the Internal Revenue Code, enacted in 1993, subject to certain exceptions, disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company Chief Executive Officer and the four (4) other most highly compensated executives at fiscal year end. The exceptions to the $1,000,000 deduction limit include compensation paid under preexisting employment agreements and performance-based compensation meeting certain requirements. The Company’s 1994 Stock Option Plan and the 1998 Long Term Incentive and Share

Award Plan are in compliance with the provisions of Section 162(m) so that amounts received upon the exercise of options should be exempt from Section 162(m) limitations.

As a matter of practice, the Human Resources & Compensation Committee—and with respect to the Company’s Executive Chairman, the Governance Committee—intend to set performance-based goals annually under the Company’s annual cash incentive award plan and long-term equity incentive award plan, and to deduct compensation paid under these plans to the extent consistent with the provisions of Section 162(m). However, if such compliance with Section 162(m) conflicts with what the Human Resources & Compensation Committee or the Governance Committee believes to be in the best interest of the Company and its stockholders, such committee may conclude that the payment of non-deductible compensation best serves those interests.

REPORT OF HUMAN RESOURCES & COMPENSATION AND GOVERNANCE COMMITTEES

The Human Resources & Compensation Committee (and, with respect to the Executive Chairman, the Governance Committee) has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on its review and discussions, the Human Resources & Compensation Committee (and, with respect to the Executive Chairman, the Governance Committee) recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Human Resources & Compensation Committee	Governance Committee
Bobbie Gaunt, Chair	Dan Kourkoumelis, Chair
John Barline	Bobbie Gaunt
Ed Lewis	Ed Lewis
Maureen Tart-Bezer	Maureen Tart-Bezer

Human Resources & Compensation Committee Interlocks and Insider Participation

No member of the Human Resources & Compensation Committee or the Governance Committee indicated above has ever been an officer or employee of the Company or any of its subsidiaries.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers (“NEOs”) for the fiscal year ended February 24, 2007.

The NEOs were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal year ended February 24, 2007. Amounts listed under column “(g)”, “Non- Equity Incentive Plan Compensation”, represent the actual payment earned by the executive under the February 25, 2006 Non-Equity Incentive Plan Award as set forth on the Grants of Plan-Based Awards table on page C-10. These payouts were determined by the Committee at its April 23, 2007 meeting and were paid out on May 14, 2007.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Base Salary ($)	Base Salary Bonus	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Comp. ($)(5)	Total ($)
Claus, Eric	2006	$698,077(8)	$—	$378,125	$94,532	$630,000	$85,020	$63,220	$1,948,974
President and Chief Executive Officer
Galgano, Brenda	2006	$385,000	$—	$101,803	$25,451	$204,338	$29,026	$47,873	$793,491
Sr. Vice President and Chief Financial Officer
Haub, Christian	2006	$772,346	$—	$245,913	$61,478	$651,000	$ —(6)	$210,347	$1,941,084(7)
Executive Chairman of the Board
Metzger, John E.	2006	$450,000	$—	$142,788	$35,695	$245,700	$78,748	$90,268	$1,043,199
Executive Vice President
Wiseman, Paul	2006	$385,000	$—	$101,803	$25,451	$204,338	$31,755	$166,698	$915,045
Sr. Vice President Store Operations
Richards, Allan	2006	$385,000	$—	$101,803	$25,451	$191,104	$23,275	$47,642	$774,275
Sr. Vice President H.R., Labor Relations and Legal Services

(1)

The amounts in column (e) are not actual payments to the executive but, rather, reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended February 24, 2007, in accordance with FAS 123(R) of awards of restricted share units pursuant to the Company’s Long-Term Incentive Plan. There can be no assurance that the amounts reflected in such calculations will be achieved. Assumptions used in the calculation of these amounts are included in footnote 14 to the Company’s audited financial statement for the fiscal year ended February 24, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around April 30, 2007.

(2)

The amounts in column (f) are not actual payments to the executive but, rather, reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended February 24, 2007, in accordance with FAS 123(R) of awards of options pursuant to the Company’s Long-Term Incentive Plan. All options granted to the NEOs in 2006 have an exercise price equal to the closing sales price of the common stock on the date of grant, become exercisable in annual cumulative installments of 25% of the number of options granted over a 4-year period and have a 10 year term. Actual gains, if any, on stock option exercises are dependent on several factors, including the future performance of the common stock, overall market conditions and the continued employment of the NEO. There can be no assurance that the amounts reflected in such calculations will be achieved. Assumptions used in the calculation of this amount are included in Footnote 14 to the Company’s audited financial statements for the fiscal year ended February 24, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around April 30, 2007.

(3)

The amounts in column (g) reflect the cash awards to the named executive officers under the Company’s annual cash incentive award plan, which is discussed in further detail on page C-3 under the heading “Annual Cash Incentive Awards”. The amounts disclose the actual awards earned for 2006 performance which were paid in May of 2007 and do not necessarily reflect the amounts shown in the Grants of Plan-Based Awards table below. The amounts shown for Ms. Galgano, Mr. Wiseman and Mr. Richards reflect their respective performances against individual objectives (150% for each of Ms. Galgano and Mr. Wiseman, and 125% for Mr. Richards).

(4)

The amounts in column (h) reflect the actuarial increase in the present value of the named executive officers’ benefits under the SERP established by the Company. The value of the increase is determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the NEO may not currently be entitled to receive because such amounts are not vested.

(5)	Detailed in the All Other Compensation table on page C-9.

(6)	Mr. Haub does not participate in the Company’s SERP program.

(7)

This amount does not reflect compensation received by Mr. Haub in connection with his service on the Board of Directors for the Company’s Canadian affiliate, Metro, Inc. The amounts received by Mr. Haub for such service are set forth in the narrative discussion of “Director Compensation” appearing on page C-20 of this proxy statement.

(8)

This amount is the actual Base Salary earned by Mr. Claus during fiscal 2006 and reflects all adjustments to Mr. Claus’ Base Salary made in fiscal 2006, as discussed in the section entitled “Compensation for Chief Executive Officer” appearing on page C-6.

ALL OTHER COMPENSATION

Name	Other Annual Compensation							All Other Compensation
	4% Retirement Plan	Supp. Retirement Restoration Plan	401K Company Match	Life Insurance Premiums	MERP (Executive Medical Plan)	Auto Program		Interest on Deferred Compensation	Relocation or Living Expense	Other(2)	Total Other Annual Compensation
Claus, Eric	$8,800	$17,585	$6,600	$1,520	$12,575	$16,140		$—	$—	$—	$63,220
Galgano, Brenda	$8,800	$6,369	$6,600	$416	$12,575	$13,113		$—	$—	$—	$47,873
Haub, Christian	$8,800	$21,917	$6,600	$700	$12,575	$116,725	(1)	$42,780	$—	$250	$210,347
Metzger, John	$8,800	$8,815	$6,600	$1,746	$12,575	$16,838		$16,415	$—	$18,479	$90,268
Wiseman, Paul	$8,800	$6,369	$6,600	$847	$12,575	$13,243		$—	$116,039	$2,225	$166,698
Richards, Allan	$8,800	$6,369	$6,600	$539	$12,575	$12,759		$—	$—	$—	$47,642

(1)	This amount includes the cost of Mr. Haub’s drivers’ salaries.

(2)

The amounts in this column reflect health examination costs in connection with the executive’s participation in the Executive Medical Program. In the case of Mr. Metzger, this amount also includes $16,104 in hotel expenses for those evenings where Mr. Metzger elected to stay at hotels proximate to the Company’s corporate headquarters rather than commute to his primary residence.

AWARD TABLES

The following three tables set forth information regarding awards granted by the Company to the Named Executive Officers during the last fiscal year and the status of existing awards. The Grants of Plan-Based Awards table provides additional information about the plan-based compensation disclosed in the Summary Compensation Table on page C-8.

Grants of Plan-Based Awards

(a)	(b)	(c)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
			(d)	(e)	(f)	(g)	(h)(2)	(i)	(j)(3)	(k)(4)	(l)(5)
Name	Date of Comm. Approval (if Different from Grant Date)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target (#)	Maximum (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($ per Share)	Grant Date Fair Value of Stock and Option Awards ($)
Claus, Eric		2/26/2006	375,000	750,000	1,500,000
	4/18/06	4/19/2006				0	48,381	96,762			1,340,638
	4/18/06	4/19/2006							25,911	27.71	446,879
Galgano, Brenda		2/26/2006	105,875	211,750	423,500
	4/18/06	4/19/2006				0	13,026	26,052			360,950
	4/18/06	4/19/2006							6,976	27.71	120,313
Haub, Christian		2/26/2006	387,500	775,000	1,550,000
	4/18/06	4/19/2006				0	31,464	62,928			871,867
	4/18/06	4/19/2006							16,851	27.71	290,624
Metzger, John		2/26/2006	146,250	292,500	585,000
	4/18/06	4/19/2006				0	18,270	36,540			506,262
	4/18/06	4/19/2006							9,784	27.71	168,742
Wiseman, Paul		2/26/2006	105,875	211,750	423,500
	4/18/06	4/19/2006				0	13,026	26,052			360,950
	4/18/06	4/19/2006							6,976	27.71	120,313
Richards, Allan		2/26/2006	105,875	211,750	423,500
	4/18/06	4/19/2006				0	13,026	26,052			360,950
	4/18/06	4/19/2006							6,976	27.71	120,313

(1)

The amounts shown in column (d) reflect the minimum payment level under the Company’s Annual Incentive Plan, which is 50% of the target amount shown in column (e). The amount shown in column (f) is 200% of such target amount. These amounts are based upon the named executive officer’s current salary and position. The actual payment earned for the grant made on February 26, 2006 is disclosed under column (g) of the Summary Compensation Table on page C-8.

(2)

The amounts shown in column (h) reflect the target award for the NEO under the Company’s long-term equity incentive plan. There is no minimum or threshold payment under this Plan. For a detailed discussion of this plan, please refer to section heading “Long-Term Incentive Award” on page C-3. The amounts shown in column (h) reflect the number of RSUs awarded to the executive under the Company’s long-term equity incentive award plan, and represents 75% of the total award.

(3)

The amounts shown in column (j) reflect the number of stock options granted to the named executive officer under the Company’s Long-Term Incentive Plan, and represents 25% of the total award. All options vest at a rate of 25% per year over the first four years of the ten-year option term.

(4)

Represents the fair market value of the Company’s common stock on the date of grant, based upon the closing market price of the Company’s common stock on such date as reported in the Wall Street Journal.

(5)

The amounts in this column are not actual payments to the executive but, rather, reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended February 24, 2007, in accordance with FAS 123(R) of awards of all equity awards pursuant to the Company’s Long-Term Incentive Plan. There can be no assurance that the amounts reflected in such calculations will be achieved. See Note 14 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended February 24, 2007 for an explanation of the assumptions made by the Company in the valuation of these equity awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

The Company has entered into employment agreements with the following Named Executive Officers: Mr. Claus, Ms. Galgano, Mr. Wiseman and Mr. Richards. The Company also had an employment agreement with Mr. Metzger, whose employment terminated effective as of March 27, 2007. The Company does not have an employment agreement with Mr. Haub.

The following is a summary of the principal provisions of the employment agreements with Mr. Claus, Ms. Galgano, Mr. Wiseman and Mr. Richards.

Term: The employment agreements with Ms. Galgano, Mr. Wiseman and Mr. Richards provide for automatic extensions of the employment period each month for successive 18-month periods unless either the Named Executive Officer or the Company gives written notice in advance not to extend. The employment agreement with Mr. Claus provides for the employment period to expire on August 14, 2008 but is subject to automatic extensions each year for an additional 12-month period unless either Mr. Claus or the Company gives written notice at least 6 months in advance not to extend. In addition, in the case of Mr. Claus, a non-extension of the employment period by the Company is treated in the same manner as a termination of employment by the Company during the employment period (and would, therefore, give rise to the applicable benefits described below depending on whether the non-extension was for Cause, Performance or Permanent and Total Disability or for none of these reasons).

Salary: The employment agreements provide for an annual base salary, to be reviewed by the Compensation Committee periodically (at intervals of not more than 12 months). The current annual base salary rates are: Mr. Claus—$750,000, Ms. Galgano—$415,000, Mr. Wiseman—$415,000, Mr. Richards—$415,000.

Annual Cash Incentive Award: The employment agreements provide that the NEO will be eligible to receive annually or otherwise any bonus awards which the Company or authorized committee of the Board determines to award. In the case of Mr. Claus, the target annual incentive compensation opportunity may not be less than 100% of his base salary and the maximum annual incentive compensation opportunity may not be less than 200% of his base salary.

Benefit Programs: The employment agreements provide that the Named Executive Officer will receive such benefits and awards, including without limitation stock options and restricted share awards, as the Compensation Committee shall determine and will be eligible to participate in all employee benefit plans and programs of the Company from time to time in effect for the benefit of senior executives of the Company. The employment agreement with Mr. Claus specifically provides for his continued participation in the Company’s SERP and for his service with The Great Atlantic & Pacific Tea Company of Canada Limited to count for purposes of the SERP.

Termination of Employment Due to Permanent and Total Disability: If the NEO incurs a Permanent and Total Disability (as defined in the employment agreement), the Company may terminate the NEO’s employment by giving at least 45 days’ written notice. If the NEO’s employment is terminated by reason of Permanent and Total Disability, he or she will be entitled to:

•	base salary and other compensation and benefits to the extent actually earned through the date of termination; and

•	any reimbursement amounts owed.

A Permanent and Total Disability would exist if the NEO is unable to substantially carry out his or her duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

Termination of Employment by Death: If the NEO dies during the employment period, his or her estate or beneficiaries will be entitled to:

•	base salary and other compensation and benefits to the extent actually earned through the date of death;

•	any reimbursement amounts owed; and

•	any death benefits owed under the Company’s employee benefit plans.

Termination of Employment for Cause: The Company may terminate the NEO’s employment for Cause. In the case of Ms. Galgano, Mr. Wiseman and Mr. Richards (but not Mr. Claus), such a termination for Cause requires that the Company give at least 45 days’ written notice. Cause is defined to mean (i) the NEO willfully, substantially and continually fails to perform his or her duties, (ii) the NEO willfully fails to comply with reasonable instructions of certain designated persons, (iii) the NEO willfully engages in conduct which is or would reasonably be expected to be materially and demonstrably injurious to the Company, (iv) the NEO willfully engages in an act or acts of dishonesty resulting in material personal gain to the NEO at the expense of the Company, (v) the NEO is convicted of a felony, (vi) the NEO engages in an act or acts of gross malfeasance in connection with his or her employment, (vii) the NEO commits a material breach of the confidentiality provision of the employment agreement or (viii) the NEO exhibits demonstrable evidence of alcohol or drug abuse having a substantial adverse effect on his or her job performance. If the Company terminates the NEO’s employment for Cause, he or she will be entitled to:

•	base salary and any other compensation and benefits to the extent actually earned through the date of termination;

•	any reimbursement amounts owed; and

•

in the case of Mr. Claus, outstanding stock options held on the date of termination, to the extent then exercisable, shall remain exercisable for a period of 30 days following such termination (but in no event beyond the expiration date of the applicable option).

Termination by NEO Without Good Reason: The NEO may terminate his or her employment without Good Reason (as defined below) by giving the Company at least 45 days’ written notice. If the NEO terminates his or her employment without Good Reason, he or she will be entitled to:

•	base salary and any other compensation and benefits to the extent actually earned through the date of termination; and

•	any reimbursement amounts owed.

Termination by Company Without Cause: The Company may terminate the NEO’s employment other than for Cause, Permanent and Total Disability or, in the case of Mr. Claus, Performance, by giving at least 45 days’ written notice. The benefits payable upon a termination of employment without Cause depend upon whether the termination occurs in connection with a Change of Control as described below.

Termination by NEO for Good Reason: The NEO may terminate his or her employment for Good Reason by giving the Company at least 45 days’ written notice, provided he or she gives such notice within 3 months of the occurrence of the event constituting Good Reason. Good Reason is defined as:

•	a significant reduction in the scope of authority, functions, duties or responsibilities of the NEO;

•	any reduction in base salary; or

•	a significant reduction in employee benefits other than in connection with an across-the-board reduction similarly affecting substantially all senior executives of the Company.

In the case of Ms. Galgano, Good Reason also includes: (i) being required to report directly to someone other than the CEO or (ii) relocation of her office more than 50 miles away from her current office location. In the case of Mr. Richards, Good Reason also includes being required to report directly to someone other than the President or Chief Executive Officer. The benefits payable upon a termination of employment for Good Reason depend upon whether the termination occurs in connection with a Change of Control as described below.

Benefits upon Termination without Cause or for Good Reason (No Change of Control): If the Company terminates the NEO’s employment other than for Cause, Permanent and Total Disability or, in the case of Mr. Claus, Performance, or the NEO terminates employment for Good Reason, and the termination of employment does not occur within 13 months of a Change of Control (as defined in the employment agreements), he or she will be entitled to:

•	base salary and any other compensation and benefits to the extent actually earned through the date of termination;

•	any reimbursement amounts owed;

•

18 months (24 months in the case of Mr. Claus) of pay, in monthly payments each equal to 1/12 of the sum of base salary and the average of the three highest bonuses in the five calendar years preceding the termination;

•	pro rata bonus for the year in which the termination occurred;

•	18 months (24 months in the case of Mr. Claus) of medical, dental, vision, life insurance and, if reasonably commercially available, Long-Term Disability coverage; and

•

in the case of Mr. Claus, any outstanding stock options held as of the date of termination, to the extent then exercisable, shall remain exercisable for a period of twelve months following such termination of employment (but in no event beyond the expiration date of the applicable option).

Mr. Wiseman’s and Mr. Richards’ entitlement to the foregoing benefits is conditioned on his execution of a confidential separation and release agreement. A Change of Control is deemed to occur if (i) any persons or group (other than the Company, any subsidiary of the Company and Tengelmann Warenhandelsgesellschaft KG or its successor (“Tengelmann”)) shall beneficially own, directly or indirectly, at least 30% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board and such voting power exceeds the then current voting power of Tengelmann, (ii) control of Tengelmann is acquired by any person or persons other than family members or entities controlled by family members of Erivan Haub, (iii) current directors (and successors whose nomination or election was approved by 2/3 of the current directors or such successors) cease to constitute a majority of the members of the Board, (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or a merger or consolidation of the Company (other than a merger or consolidation in which the holders of Company common stock immediately prior to the merger or consolidation have directly or indirectly at least a majority of the common stock of the continuing or surviving corporation immediately after the merger or consolidation, or the Board immediately prior to the merger or consolidation would immediately after the merger or consolidation constitute a majority of the board of the continuing or surviving corporation, or (v) the shareholders of the Company approve an agreement or agreements providing for the sale or other disposition of all or substantially all of the Company’s assets.

Benefits upon Termination without Cause or for Good Reason (Change of Control): If the Company terminates the NEO’s employment other than for Cause, Permanent Disability or, in the case of Mr. Claus, Performance, or the NEO terminates employment for Good Reason, and the termination of employment occurs within 13 months of a Change of Control, he or she will be entitled to:

•	base salary and any other compensation and benefits to the extent actually earned through the date of termination;

•	any reimbursement amounts owed;

•

payment equal to three times the sum of annual base salary and the average of the three highest bonuses in the five calendar years preceding termination paid in a lump sum within 45 days of the termination;

•	pro rata bonus for the year of termination of employment;

•	36 months of medical, dental, vision, life insurance, and, if reasonably commercially available, Long-Term Disability coverage; and

•

in the case of Mr. Claus, any outstanding stock options held on the date of termination, to the extent then exercisable, shall remain exercisable for a period of twelve months following such termination of employment (but in no event beyond the expiration date of the applicable option).

Mr. Wiseman’s and Mr. Richards’ entitlement to the foregoing benefits is conditioned on his execution of a confidential separation and release agreement.

Termination for Performance (Mr. Claus only): The employment agreement with Mr. Claus (but not the employment agreement with Ms. Galgano, Mr. Wiseman or Mr. Richards) provides that the Company may, upon written notice to Mr. Claus, terminate Mr. Claus’s employment for failure to meet satisfactory performance. If the Company terminates Mr. Claus’s employment for performance, he will be entitled to:

•	base salary and any other compensation and benefits to the extent actually earned through the date of termination;

•	any reimbursement amounts owed;

•	12 months of severance pay (each monthly payment equals 1/12 of annual base salary);

•	12 months of continued coverage by the medical plans of the Company; and

•

outstanding stock options held on the date of termination, to the extent then exercisable, shall remain exercisable for a period of three months following such termination of employment (but in no event beyond the expiration date of the applicable option).

Excise Tax Gross-Up: The employment agreements provide that, if any payment or benefit to the NEO under the employment agreement or otherwise would be subject to the excise tax on excess parachute payments or interest or penalties with respect thereto, the Company will pay the NEO a gross-up amount designed to put him or her in the same after-tax position as if such excise tax, interest and penalties had not been imposed.

Non-competition: The employment agreements include non-competition restrictions in effect during employment and for a period of time following termination of employment. These non- competition restrictions are in effect for 18 months following termination of employment, except that in the case of Mr. Claus, the period that the non-competition restrictions are in effect following termination of employment will be (i) 12 months if he is terminated by the Company for Performance, (ii) 24 months if he is terminated by the Company other than for Cause, Permanent and Total Disability or Performance or terminates his employment for Good Reason and the termination is not within 13 months following a Change of Control, and (iii) 36 months if he is terminated by the Company other than for Cause, Permanent and Total Disability or Performance or terminates his employment for Good Reason and the termination is within 13 months following a Change of control. The non-competition restrictions are defined in terms of (i) geography (applying to geographical areas of the U.S. or Canada in which the Company conducts business directly or indirectly) and (ii) the type of business (applying to businesses similar to the types of businesses conducted by the Company to any significant extent during the NEO’s period of employment or on the date of termination of employment).

Confidentiality: The NEOs are prohibited from disclosing, directly or indirectly, confidential information relating to the Company except as necessary and appropriate in connection with his or her employment.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)
Claus, Eric	09/06/2005					189,618	$5,891,431
	04/19/2006					48,381	$1,503,198
	04/19/2006		25,911	$27.71	04/19/2016
Galgano, Brenda	03/19/2002	11,378		$22.05	03/19/2012
	03/17/2003		1,897	$3.63	03/17/2013
	03/17/2003		2,845	$3.63	03/17/2013
	03/09/2004		6,322	$6.32	03/09/2014
	03/03/2005					63,206	$1,963,810
	10/28/2005					25,283	$785,543
	04/19/2006					13,026	$404,718
	04/19/2006		6,976	$27.71	04/19/2016
Haub, Christian	03/18/1997	126,412		$21.95	03/18/2007
	03/24/1998	63,206		$23.92	03/24/2008
	02/26/1999	94,809		$24.96	02/26/2009
	03/20/2000	104,290		$14.18	03/20/2010
	03/20/2001	189,618		$7.16	03/20/2011
	03/03/2005					221,221	$6,873,336
	04/19/2006					31,464	$977,586
	04/19/2006		16,851	$27.71	04/19/2016
Metzger, John E.	10/18/1999	11,378		$23.73	10/18/2009
	02/11/2002	11,974		$19.50	02/11/2012
	02/11/2002	13,309		$19.50	02/11/2012
	03/17/2003	15,802		$3.63	03/17/2013
	03/17/2003	10,534		$3.63	03/17/2013
	03/17/2003		5,268	$3.63	03/17/2013
	03/17/2003	23,703		$3.63	03/17/2013
	03/17/2003		7,901	$3.63	03/17/2013
	03/03/2005					88,489	$2,749,353
	04/19/2006					18,270	$567,649
	04/19/2006		9,784	$27.71	04/19/2016
Wiseman, Paul	09/12/2005					88,489	$2,749,353
	04/19/2006					13,026	$404,718
	04/19/2006		6,976	$27.71	04/19/2016
Richards, Allan	03/01/2004		9,481	$6.28	03/01/2014
	03/03/2005					88,489	$2,749,353
	04/19/2006					13,026	$404,718
	04/19/2006		6,976	$27.71	04/19/2016

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise or Vesting (#)	Value Realized upon Exercise or Vesting ($)(1)	Number of Shares Acquired on Exercise or Vesting (#)	Value Realized Upon Exercise or Vesting ($)(1)
Claus, Eric	0	$0.00	0	$0.00
Galgano, Brenda(2)	15,486	$20,747.00	0	$0.00
Haub, Christian	0	$0.00	0	$0.00
Metzger, John E.	36,662	$589,790.87	0	$0.00
Wiseman, Paul	0	$0.00	0	$0.00
Richards, Allan	4,741	$84,307.57	0	$0.00

(1)	Figures based on the difference between the closing price of Company common stock on date of exercise and the exercise price of options as of date of grant, multiplied by number of options exercised.

(2)	Ms. Galgano purchased and held her shares of stock.

PENSION BENEFITS

Name(1)	Plan Name	Number of Years of Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
Claus, Eric	SERP	4.25	$291,908.96	$—
Galgano, Brenda	SERP	7.33	$97,842.37	$—
Metzger, John E.	SERP	7.33	$347,765.74	$—
Wiseman, Paul	SERP	2.92	$75,618.13	$—
Richards, Allan	SERP	2.92	$69,313.05	$—

(1)	Mr. Haub does not participate in this plan.

(2)	The Number of Years of credited service is represented in the table as of 2/24/07.

(3)

The Present Value of Accumulated Benefits reflects benefits payable at normal retirement age based on the same assumptions used for Pension Disclosure in the footnotes to the Annual Report, including a discount rate of 5.75%.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Aggregate Interest Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(1)(2)	Aggregate Balance at Last FYE ($)
Claus, Eric	$—	$—	$—	$—
Haub, Christian	$—	$42,780	$313,609	$—
Galgano, Brenda	$—	$—	$—	$—
Metzger, John E.	$—	$16,415	$119,243	$—
Wiseman, Paul	$—	$—	$—	$—
Richards, Allan	$—	$—	$—	$—

(1)	These distributions are based on an election made for the fiscal 2003 Bonus Plan Year. Original deferred amount for Mr. Haub was $248,160 and for Mr. Metzger was $94,245.

(2)	Distribution was made to both executives in the full amount in January of 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the amounts that would be payable to the Company’s Named Executive Officers, assuming a termination of employment occurred on February 24, 2007 qualifying the NEO to receive termination benefits (except that the figures with respect to Mr. Metzger represent the benefits actually payable upon his termination of employment):

Name	Cash Severance Payments(1)	Pro Rata Bonus	Continuation of Medical/ Welfare Benefits	Accelerated Vesting of Stock Options	Accelerated Vesting of Restricted Stock Units	Excise Tax Gross-Up	Total
Claus, Eric Involuntary or Good Reason Termination— No Change in Control	$2,454,782	$750,000	$25,150	$—	$—	$—	$3,229,932
Involuntary or Good Reason Termination— Change in Control	$3,682,172	$750,000	$37,775	$87,061	$7,394,629	$2,651,325	$14,602,962
Termination for Performance	$750,000	$—	$12,575	$—	$—	$—	$762,575
Galgano, Brenda Involuntary or Good Reason Termination— No Change in Control	$893,705	$211,750	$18,863	$—	$—	$—	$1,124,318
Involuntary or Good Reason Termination— Change in Control	$1,787,410	$211,750	$37,775	$310,030	$3,154,071	$1,276,628	$6,777,664
Haub, Christian Involuntary Termination— No Change in Control	$—	$—	$—	$—	$—	$—	$—
Involuntary Termination— Change in Control	$—	$—	$—	$56,619	$7,850,923	$—	$7,907,542
Metzger, John Actual Termination of Employment(2)	$1,139,958	$245,700	$18,863	$—	$—	$—	$1,404,521
Wiseman, Paul Involuntary or Good Reason Termination— No Change in Control	$872,994	$211,750	$18,863	$—	$—	$—	$1,103,607
Involuntary or Good Reason Termination— Change in Control	$1,745,988	$211,750	$37,775	$23,439	$3,154,071	$1,172,701	$6,345,724
Richards, Allan Involuntary or Good Reason Termination— No Change in Control	$945,154	$211,750	$18,863	$—	$—	$—	$1,175,767
Involuntary or Good Reason Termination— Change in Control	$1,890,308	$211,750	$37,775	$258,473	$3,154,071	$1,247,015	$6,799,392

(1)	Payments include bonus based on the average bonus of the highest three in the last five years.

(2)	Mr. Metzger was terminated at the end of the fiscal year and is currently collecting severance; the figures represent his actual termination benefits.

The table above does not include payments and benefits to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment such as disability benefits, life insurance payable upon death during employment, 401(k) plan vested benefits, and accrued vacation pay. The table also does not include pension benefits that become payable upon termination of employment, which are set forth in the Pension Plan table.

The benefits payable under the employment agreements entered into with Mr. Claus, Ms. Galgano, Mr. Wiseman and Mr. Richards upon termination of employment under specific circumstances are described on pages C-11 to C-14 under the heading “Employment Agreements”. Mr. Haub does not have an employment agreement with the Company and, therefore, his entitlement, if any, to severance compensation in the event of his termination of employment is subject to the discretion of the Governance Committee.

Mr. Metzger’s employment was terminated on February 9, 2007, which termination became effective on March 27, 2007. Mr. Metzger is being paid in accordance with the terms and conditions of his employment agreement. Specifically, Mr. Metzger is entitled to receive the following payments and benefits: 18 months of severance pay, with each monthly payment equal to 1/12 of the sum of base salary and the average of the three highest bonuses in the five calendar years preceding the termination, 100% of earned bonus under the Company’s MIP for fiscal year 2006, and 18 months of medical, dental, vision, life insurance and long-term disability insurance. In addition, Mr. Metzger purchased his company-owned car at a price of $32,000, which was $18,000 less than fair market value. Mr. Metzger’s outstanding restricted stock units were forfeited upon his termination of employment. The figures in the table above with respect to Mr. Metzger represent the benefits actually payable to Mr. Metzger upon termination of employment.

The terms of outstanding stock options provide as follows: (i) the option will become fully exercisable upon a Change of Control (as defined in the Company’s 1998 Long Term Incentive and Share Award Plan), (ii) in the event of the optionee’s death while employed by the Company or its parent or subsidiary, the option will become fully exercisable until the first anniversary of the optionee’s death, (iii) in the event of the optionee’s death after termination of employment but while the option is still exercisable, the option will remain exercisable until the first anniversary of the optionee’s death but only to the extent the option had become exercisable during employment, (iv) in the event the optionee becomes disabled (as defined in the option agreement), the option will remain exercisable until the first anniversary of the optionee’s becoming disabled but only to the extent the option had become exercisable during employment, (v) in the event of the optionee’s retirement under a tax-qualified pension or retirement plan of the Company or its parent or subsidiary, the option will become fully exercisable for the remainder of its term, (vi) in the event the optionee’s employment is terminated without cause (as defined in the option agreement) by the Company or its parent or subsidiary or with the written consent of the Company or its parent or subsidiary, the option will remain exercisable until the first anniversary of termination of employment but only to the extent the option had become exercisable during employment, (vii) in the event the optionee’s employment is terminated for cause (as defined in the option agreement) by the Company or its parent or subsidiary, the option will terminate immediately upon termination of employment, and (viii) in the event of the termination of employment for any reason not described above, the option will remain exercisable for three months following termination of employment but only to the extent the option had become exercisable during employment; provided, however, that in no event may an option be exercised after the expiration of its ten-year term. The terms of outstanding options also provide that, in the event the optionee attains age 64 while employed by the Company or its parent or subsidiary, the option becomes fully exercisable for the remaining term of the option on the later of the optionee’s attainment of age 64 or the date which is 6 months after the grant date. In the event of a Change of Control (as defined in the Company’s 1998 Long Term Incentive and Share Award Plan), all outstanding restricted stock units become fully vested. The terms of outstanding restricted stock units provide that such units will be forfeited immediately upon a termination of employment for any reason.

The table above shows the value of the accelerated exercisability of stock options and the value of the accelerated vesting of restricted stock units if an event giving rise to accelerated vesting occurs as of February 24, 2007.

In the event of a termination by the Company for cause, a termination by the named executive officer without Good Reason, death, disability or retirement, the named executive officer will not be entitled to any compensation or benefits other than compensation and benefits generally available to all salaried employees on a nondiscriminatory basis and pension benefits under SERP.

BOARD OF DIRECTORS OF THE COMPANY

Board of Directors Compensation

The Company does not pay directors who are also officers of the Company any additional compensation or benefits for serving on the Board. However, as discussed below, the Executive Chairman receives compensation from Metro, Inc., the Company’s Canadian affiliate, for services rendered on its Board of Directors. The Company pays non-employee directors pursuant to the 2004 Non-Employee Director Compensation Plan (the “Plan”). The Plan provides for the payment of a portion of the compensation in cash and a portion in shares of common stock. On April 19, 2006 the Board adopted amendments to the Plan to conform to Section 409A of the Internal Revenue Code. These amendments were approved by the stockholders on July 13, 2006.

Each non-employee director is paid an annual retainer of $32,000, attendance fees of $1,000 for each Board meeting attended and $1,000 for each Committee meeting attended if substantial time or effort is involved, plus expenses of attendance. If two (2) or more compensable meetings are held on the same day, the fee for the second meeting is limited to $500. The Company pays the Lead Director an additional annual retainer of $120,000. The Company pays an additional annual retainer to the Chair of each Committee, except for the Executive Committee Chair who receives no additional retainer. The Chairs of the Human Resources & Compensation and Governance Committees receive an additional annual retainer in the amount of $8,000, and the Chair of the Audit & Finance Committee receives an additional $10,000 per year.

Further, the Company makes an annual award to each non-employee director of a number of shares of common stock equal to $90,000, divided by the closing price of its common stock on the NYSE, as reported in the Wall Street Journal on the date of grant, namely, the first business day after the applicable Annual Meeting of Stockholders. The Plan further specifies that a non-employee director, who at the Company’s request sits on the board of directors of a Company affiliate, may retain any director compensation paid by such affiliate. Each non-employee director may elect to defer all or any portion of his/her cash and equity compensation. A non-employee director shall always be fully vested in his/her deferral account. The Company’s obligation to pay benefits under the Plan, however, represents an unfunded, unsecured obligation of the Company and no non-employee director will have any secured interest or claim in any assets or property of the Company.

Under the Plan, the Company implemented stock ownership guidelines for the non-employee directors. Under these guidelines, the non-employee directors are expected to own common shares or share equivalents with an aggregate market value of $150,000. For purposes of these guidelines, stock ownership includes shares over which the director has direct or indirect ownership or control. Directors are expected to meet their ownership requirements within a reasonable time of becoming subject to the guidelines. Each director subject to the Plan currently meets the requirements of the stock ownership guidelines.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	All Other Compensation ($)	Total ($)
Barline, John	53,018.56	134,981.46(3)	$—	188,000.02
Böckel, Jens-Jürgen	48,016.16	134,983.89(3)	$—	183,000.05
Gaunt, Bobbie	201,186.08	135,000.00	$—	336,186.08
Kourkoumelis, Dan	75,500.08	135,000.00	$—	210,500.08
Lewis, Ed	71,849.34	134,983.89(3)	$—	206,833.23
Tart-Bezer, Maureen	81,500.00	135,000.00	$—	216,500.00

(1)	Consists of the fees earned or paid in cash in fiscal 2006

(2)

This amount represents the total fees paid in stock for the fiscal year ended February 24, 2007. The annual award is $90,000; the $135,000 award for fiscal 2006 is the sum of the annual award and a retroactive one-time award of $45,000 for service in 2005. Where the director elects to receive all or a portion of his/her stock award immediately, the award is issued in an amount of whole shares whose total value is nearest to, but not in excess of, the dollar amount of the award. Any balance of fractional share units due the directors are paid in cash and are reflected in the column entitled “Fees Earned or Paid in Cash”. For those directors who defer their award, the entire award (including fractional shares) is placed in a director deferred stock account.

(3)

Messrs. Böckel and Lewis elected to receive their awards immediately. Mr. Barline elected to defer 50% of his award, and to receive 50% of his award immediately. For the reasons set forth in footnote 2, above, fractional share units were paid to them in the amounts of $18.54 for Mr. Barline, and $16.11 for each of Dr. Böckel and Mr. Lewis. These cash amounts are included in the column entitled “Fees Earned or Paid in Cash”.

(4)

The aggregate stock awards outstanding as of May 21, 2007 for each of the directors is as follows: Mr. Barline—$225,000; Mr. Böckel—$225,000; Ms. Gaunt—$225,000; Mr. Kourkoumelis—$225,000; Mr. Lewis—$225,000; and Ms. Tart-Bezer—$225,000.

Executive Chairman Christian Haub and Lead Director Bobbie Gaunt, at the request of the Company, serve on the Board of Directors for the Company’s Canadian affiliate, Metro, Inc. Mr. Haub also sits on the Executive and Governance Committees and Ms. Gaunt is on the Audit and Human Resources Committees. Each is compensated for these services pursuant to Metro, Inc.’s plan for director compensation. The annual director’s retainer is $CN35,000, and the annual Committee member’s retainer is $CN2,500 except for the Audit Committee where the retainer is $CN5,000. Attendance fees are $CN1,250 per meeting, except that for telephonic committee meetings the fee is $CN625. Payment is on a quarterly basis. However, the base annual retainer is paid in deferred stock units or, at the director’s option, 50% in the form of Class A Subordinate Shares of Metro, Inc. until the director holds three times the base annual retainer in deferred stock units and/or shares. Thereafter the director will continue to receive at least 25% of total compensation in shares or, at the director’s election, in deferred stock units. In fiscal 2006, Ms. Gaunt received total payments in the amount of CN$55,783.34 in connection with her service on the Metro, Inc. Board and Committees. Mr. Haub received total payments in the amount of CN$49,801.68 in connection with his service on the Metro, Inc. Board and Committees.

SPECIAL MEETING OF STOCKHOLDERS OF

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

•, 2008

PLEASE DATE, SIGN AND MAIL
YOUR PROXY CARD IN THE
ENVELOPE PROVIDED AS SOON
AS POSSIBLE.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		For	Against	Abstain

(1)	Proposal to approve an amendment to the Company’s charter in the form	☐	☐	☐
attached to the accompanying proxy statement as Appendix A and incorporated herein by reference to increase the total number of shares of common stock which the Company has authority to issue from 80,000,000 shares to 160,000,000 shares.

(THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”)

(2)	Proposal to approve the issuance of the Company’s common stock	☐	☐	☐
pursuant to a net share settlement of the warrants described in the accompanying proxy statement.

(THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”)

(3)	Proposal to approve the issuance of an additional 1,577,569 shares of the	☐	☐	☐
Company’s common stock pursuant to the share lending agreements described in the accompanying proxy statement.

(THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”)

(4)	Proposal to approve the adoption of the Company’s 2008 Long Term	☐	☐	☐
Incentive and Share Award Plan.

(THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”)

(5)	Proposal to adjourn or postpone the Special Meeting, if necessary, to	☐	☐	☐
solicit additional proxies.

(THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”)

In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dear Stockholder:

We are pleased to send you our Proxy Statement. The Special Meeting of Stockholders will be held at 9:00 A.M. (E.S.T.) on •, 2008 at The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey. If you are interested in further information about the Company, you are invited to contact our Treasury Department at the executive offices at 2 Paragon Drive, Montvale, New Jersey or access the Company’s home page at www.aptea.com.

Sincerely, Allan Richards, Senior Vice President, Human Resources, Labor Relations, Legal Services & Secretary

IMPORTANT NOTICE: All Special Meeting attendees may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the Special Meeting, and attendees will be subject to security inspections.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

PROXY - FOR THE SPECIAL MEETING - •, 2008
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned, having received the Notice of Meeting and Proxy Statement dated •, 2008, hereby appoints CHRISTIAN W.E. HAUB, ALLAN RICHARDS and CHRISTOPHER MCGARRY, and each or any of them, as Proxies with full power of substitution, to attend the Special Meeting of Stockholders to be held at 9:00 A.M. (E.S.T.) •, 2008, at The Woodcliff Lake Hilton, 200 Tice Boulevard, Woodcliff Lake, New Jersey, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with all powers which the undersigned would possess if personally present. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSALS 1, 2, 3, 4 AND 5, ALL OF SAID ITEMS BEING MORE FULLY DESCRIBED IN THE NOTICE OF MEETING AND THE ACCOMPANYING PROXY STATEMENT. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

(TO BE SIGNED ON REVERSE SIDE)

SPECIAL MEETING OF STOCKHOLDERS OF

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

•, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 P.M. Eastern Standard Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not authorizing a proxy via telephone or the Internet.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		For	Against	Abstain

(1)	Proposal to approve an amendment to the Company’s charter in the form	☐	☐	☐
attached to the accompanying proxy statement as Appendix A and incorporated herein by reference to increase the total number of shares of common stock which the Company has authority to issue from 80,000,000 shares to 160,000,000 shares.

(THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”)

(2)	Proposal to approve the issuance of the Company’s common stock	☐	☐	☐
pursuant to a net share settlement of the warrants described in the accompanying proxy statement.

(THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”)

(3)	Proposal to approve the issuance of an additional 1,577,569 shares of the	☐	☐	☐
Company’s common stock pursuant to the share lending agreements described in the accompanying proxy statement.

(THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”)

(4)	Proposal to approve the adoption of the Company’s 2008 Long Term	☐	☐	☐
Incentive and Share Award Plan.

(THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”)

(5)	Proposal to adjourn or postpone the Special Meeting, if necessary, to	☐	☐	☐
solicit additional proxies.

(THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”)

In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

This Confidential Voting Instruction Form represents voting rights in the following number of equivalent shares of the Company’s common stock as of •, 2008.

To change the address on your account, please check the box at right and indicate your new address in the space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:

NOTE: Please sign exactly as your name or names appear on this Confidential Voting Instruction Form. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CONFIDENTIAL VOTING INSTRUCTION FORM

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

SAVINGS PLAN

PRUDENTIAL TRUST COMPANY - TRUSTEE

           I hereby direct that the votes entitled to be cast with respect to shares of The Great Atlantic & Pacific Tea Company, Inc. held by the Trustee and allocated to my account shall be cast at the Special Meeting of Stockholders of the Company, to be held on •, 2008, and at any adjournment or postponement of such meeting, as specified herein, and, if no direction is specified, that such votes shall be cast “FOR” Proposals 1, 2, 3, 4 and 5.

           By my signature on the reverse, I hereby acknowledge receipt of the Notice of the Special Meeting and the Proxy Statement dated •, 2008.

           PLEASE SIGN, DATE AND RETURN THIS FORM BEFORE 5:00 P.M. EASTERN STANDARD TIME ON •, 2008. AS TO MATTERS COMING BEFORE THE MEETING FOR WHICH NO SIGNED DIRECTION IS RECEIVED BY THE TRUSTEE PRIOR TO 5:00 P.M. EASTERN STANDARD TIME ON •, 2008, THE TRUSTEE MAY CAST VOTES ON YOUR BEHALF IN SUCH MANNER AS THE TRUSTEE MAY, IN ITS DISCRETION, DETERMINE.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN IN THE
ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)